UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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MIDWAY GAMES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MIDWAY GAMES INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 25, 2008

To the Stockholders of Midway Games Inc.:
You are cordially invited to attend the Annual Meeting of Stockholders of Midway Games Inc. (“Midway”). The meeting will be held on Wednesday, June 25, 2008, at 11:00 a.m. Central Time in the LaSalle Room, 21st Floor, of the Bank of America Building, 231 South LaSalle Street, Chicago, Illinois 60604, to consider and act upon the following matters:
1. To vote on the election of the director nominees identified in this proxy statement;
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008; and
3. To transact such other business as properly may come before the meeting or any adjournment or adjournments of the meeting.
Only stockholders of record at the close of business on May 19, 2008 are entitled to notice of and to vote at our 2008 annual meeting and any adjournments thereof. A list of the stockholders entitled to vote at the annual meeting will be available for examination by any stockholder of Midway for any purpose germane to the annual meeting during regular business hours at our principal executive offices for the ten-day period prior to the annual meeting and will be available at the meeting.
If you are planning to attend the meeting in person, you will be required to present proper government-issued photo identification (e.g., driver’s license or passport) to enter the meeting. Packages and bags may be inspected, and packages may have to be checked, among other measures that may be employed to enhance the security of those attending the meeting. These security procedures may require additional time, so please plan accordingly.
Sumner M. Redstone, directly and indirectly through National Amusements Inc. (“NAI”) and Sumco, Inc. (“Sumco”), beneficially owned a total of over 87% of our common stock as of the record date. Mr. Redstone is the controlling stockholder for each of NAI and Sumco. Mr. Redstone’s daughter, Shari E. Redstone, as President of each of NAI and Sumco, has sole authority to exercise voting rights of the common stock beneficially owned by NAI and Sumco, subject in each case to the authority of the boards of directors of those entities. Mr. Redstone and Ms. Redstone have advised us that they intend to cause all of their shares to be voted in favor of each of the matters listed above. Therefore, election of all the nominees and approval of the proposal relating to Ernst & Young is assured.

By Order of the Board of Directors,

Deborah K. Fulton
Senior Vice President,
Secretary and General Counsel

Chicago, Illinois
June 13, 2008

YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
2007 SUMMARY COMPENSATION TABLE
2007 GRANTS OF PLAN-BASED AWARDS
2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
2007 OPTION EXERCISES and STOCK VESTED
DIRECTOR COMPENSATION
PROPOSAL 2: APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
OTHER MATTERS

ANNUAL MEETING OF STOCKHOLDERS
OF
MIDWAY GAMES INC.

PROXY STATEMENT

Introduction

Midway Games Inc. is furnishing this proxy statement to you in connection with our solicitation of proxies to be voted at our Annual Meeting of Stockholders. The meeting is scheduled to be held in the LaSalle Room, 21st Floor, of the Bank of America Building, 231 South LaSalle Street, Chicago, Illinois 60604, on Wednesday, June 25, 2008, at 11:00 a.m. Central Time, or at any proper adjournments. The mailing address of our principal executive offices is 2704 West Roscoe Street, Chicago, Illinois 60618.

If you properly execute and return your proxy card, it will be voted in accordance with your instructions. If you return your signed proxy but give us no instructions as to one or more matters, the proxy will be voted on those matters in accordance with the recommendations of our Board of Directors as indicated in this proxy statement. You may revoke your proxy, at any time before it is voted, by written notice to us, by submission of another proxy bearing a later date or by voting in person at the meeting. Your revocation will not affect a vote on any matters already taken. Your mere presence at the meeting will not revoke your proxy.

This solicitation is made by Midway Games Inc. (“Midway”). We are mailing this proxy statement and the accompanying form of proxy beginning on or about June 13, 2008, to our stockholders of record on May 19, 2008 (the “Record Date”). In addition to the solicitation of proxies by use of the mails, some of our officers, directors and other employees may also solicit proxies personally or by mail, courier, electronic mail, telephone or facsimile transmission, but they will not receive additional compensation for those services. We will ask brokerage firms, custodians, banks, nominees and other fiduciaries holding shares of our common stock in their names to forward proxy soliciting material to their principals, and we will reimburse them for their reasonable out-of-pocket expenses. There will not be any costs in connection with this solicitation, except for the costs of preparation, printing and mailing this proxy statement and our annual report to stockholders, the cost of which will be borne by Midway.

Only holders of our common stock, $.01 par value per share, of record at the close of business on the Record Date will be entitled to vote at our annual meeting or any adjournments. There were 92,183,876 shares of our common stock outstanding on the Record Date (excluding treasury shares). Each share of our common stock entitles the holder to one vote on each matter at the meeting.

Approval of Proposals

The affirmative vote of a plurality of the shares of our common stock present in person or by proxy is required to elect directors and the affirmative vote of a majority of our common stock present and entitled to vote is required to approve the proposal relating to Ernst & Young.

As of the Record Date, Sumner M. Redstone and his related parties controlled over 87% of our outstanding common stock. See “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Redstone and Shari E. Redstone have advised us that they intend to cause all the shares of our common stock beneficially owned by Mr. Redstone, National Amusements Inc. (“NAI”), and Sumco, Inc. (“Sumco”), to be voted in favor of each of the proposals described in this proxy statement, which will ensure the approval of each such proposal at the meeting. Ms. Redstone, as President of each of NAI and Sumco, has sole authority to exercise voting rights of the common stock beneficially owned by NAI and Sumco subject in each case to the authority of the boards of directors of those entities.

Through their ownership of our common stock, Mr. Redstone and his related parties control the outcome of corporate actions that require the approval of our stockholders, including the election of our directors, among others. Mr. Redstone serves as Executive Chairman of the board of directors of Viacom Inc. (“Viacom”) and Chairman of the board of directors of CBS Corporation (“CBS”), an affiliate of Viacom. He also serves as Chairman of the board of directors and Chief Executive Officer of NAI, the parent company of Viacom and CBS. Mr. Redstone’s daughter, Shari E. Redstone, is the Chair of our Board of Directors; the Non-Executive Vice Chair of both the boards of directors of Viacom and CBS; and President of both NAI and Sumco. As President of each of NAI and Sumco, Ms. Redstone has sole authority with respect to each company’s investments in our company, including sole voting and investment power with respect to shares of our common stock, subject in each case to the authority of the boards of directors of those entities. Another member of our Board, Joseph A. Califano, Jr., serves on the board of directors of CBS. Mr. Califano served on the Viacom board of directors from 2003 until the split of Viacom and CBS in 2005. Another member of our Board of Directors, Robert J. Steele, currently serves as Vice President — Strategy and Corporate Development for NAI.

Midway also has formed a special independent committee to consider any proposed transactions between Midway and Mr. Redstone or any of his affiliates, composed of two independent directors who are disinterested with respect to matters relating to Mr. Redstone and his affiliates. See “Corporate Governance — Committees of the Board of Directors” below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth information as of the Record Date, except as otherwise noted in the footnotes, about persons that, to our knowledge, beneficially own more than 5% of the outstanding shares of our common stock:

	Number of Shares		Percentage of
	of Common Stock		Outstanding
Name and Address of Beneficial Owner	Beneficially Owned		Common Stock(1)

Sumner M. Redstone	80,339,266	(2)	87.2%
200 Elm Street Dedham, MA 02026
National Amusements Inc.	22,687,479	(2)	24.6%
200 Elm Street Dedham, MA 02026
Sumco, Inc.	45,218,230	(2)	49.1%
200 Elm Street Dedham, MA 02026

(1)	Percentage calculations are based on 92,183,876 shares outstanding on the Record Date, excluding treasury shares.

(2)	Based upon a Schedule 13D/A filed with the Securities and Exchange Commission by Sumner M. Redstone on February 7, 2007. Mr. Redstone reported direct ownership of 12,433,557 and indirect ownership through NAI (shared voting power) of 22,687,479 and Sumco (shared voting power) of 45,218,230 shares of our common stock. Mr. Redstone’s shares do not include 17,500 shares held by his wife, Paula Redstone, with respect to which shares Mr. Redstone disclaims beneficial ownership. As a result of his stock ownership in NAI and Sumco, Mr. Redstone is deemed the beneficial owner of the shares of common stock owned by NAI and Sumco.

Security Ownership of Management

The following table sets forth, as of the Record Date, information about the beneficial ownership of our common stock by each of our director nominees and our named executive officers and by all of our director nominees and executive officers as a group:

	Number of Shares of		Percentage of
	Common Stock		Outstanding
Name of Beneficial Owner	Beneficially Owned(1)		Common Stock(2)

Steven M. Allison	—	(3)	—
William C. Bartholomay	124,983	(4)	*
Matthew V. Booty	151,125	(4)	*
Peter C. Brown	8,000	(4)	*
Joseph A. Califano, Jr.	18,000	(4)	*
Ryan G. O’Desky	17,500	(4)	*
Thomas E. Powell	—	(3)	—
Shari E. Redstone	67,923,290	(5)	73.7%
Martin Spiess	65,000	(4)	*
Robert J. Steele	8,000	(4)	*
Robert N. Waxman	33,000	(4)	*
David F. Zucker	—	(3)	—
Directors and Executive Officers as a Group (11 persons)	68,492,568	(6)	74.7%

*	Less than 1%

(1)	Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of the underlying shares within 60 days. No shares have been pledged as security by our director nominees or executive officers.

(2)	Percentage calculations are based on 92,183,876 shares outstanding on the Record Date, excluding treasury shares.

(3)	This individual is a former named executive officer and no information is provided above because we do not have access to information regarding his share ownership.

(4)	Includes 79,613; 101,125; 8,000; 8,000; 2,500; 30,000; 8,000; and 25,000, shares of common stock underlying stock options for Messrs. Bartholomay, Booty, Brown, Califano, O’Desky, Spiess, Steele and Waxman, respectively.

(5)	Includes 67,905,709 shares (73.7%) owned by NAI and Sumco as of the Record Date, and 8,000 shares of common stock underlying options. As a director, President and shareholder of NAI, Ms. Redstone may be deemed a beneficial owner of NAI’s shares of our common stock. Also, as President of Sumco, Ms Redstone has voting and investment power with respect to shares of our common stock held by Sumco and therefore may be deemed a beneficial owner of Sumco’s shares of our common stock.

(6)	Includes an aggregate of 344,738 shares of common stock underlying stock options.

PROPOSAL 1 — ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the six persons named below have been nominated for election as directors to serve until the next annual meeting of stockholders and until their respective successors are elected and shall qualify. Of our incumbent directors, all six will stand for re-election. Shari E. Redstone is the daughter of Sumner Redstone and is President and a director of NAI, a director of Viacom and CBS and President of Sumco. Joseph A. Califano, Jr. is a director of CBS and served on the Viacom board of directors from 2003 until the split of Viacom and CBS in 2005. Robert J. Steele is the Vice President — Strategy and Corporate Development of NAI.

If any of the nominees are unable to serve as directors, an event which the Board does not anticipate, the proxies will be voted in favor of those nominees who do remain as candidates, except as you otherwise specify on your proxy card, and may be voted for substituted nominees designated by the Board.

Name of		Director
Nominee (Age)	Position with Company; and Principal Occupation	Since

Shari E. Redstone (54)	Chair of the Board; Non-Executive Vice Chair of Viacom and CBS; President of NAI and Sumco	2004
William C. Bartholomay (79)	Director; Group Vice Chairman, Willis Group Holdings, Ltd.	1996
Peter C. Brown (49)	Director; Chairman of the Board, Chief Executive Officer and President, AMC Entertainment Inc.	2005
Joseph A. Califano, Jr. (77)	Director; Chairman and President, National Center on Addiction and Substance Abuse at Columbia University	2004
Robert J. Steele (54)	Director; Vice President — Strategy and Corporate Development, NAI	2006
Robert N. Waxman (71)	Director; Self-Employed CPA in Public Practice	2003

Biographical Information on Nominees

Shari E. Redstone joined our board in 2004.  Ms. Redstone has been President of National Amusements, Inc. since 2000 and served as Executive Vice President of NAI from 1994 to 2000. She is also a director of NAI. NAI, a closely held company, operates cinemas in the United States, the United Kingdom and Latin America and is also the controlling shareholder of Viacom and CBS. Ms. Redstone also serves as President of Sumco Inc., a company owned by NAI and Sumner M. Redstone. Ms. Redstone is Chair and Chief Executive Officer of Rising Star Media, a company established in partnership with NAI to build luxury-style cinemas in Russia. Ms. Redstone is a member of the board of directors and Executive Committee for the National Association of Theatre Owners, Co-Chair and Co-Chief Executive Officer of MovieTickets.com, Inc., and Chair and Chief Executive Officer of CineBridge Ventures, Inc. Ms. Redstone is also the Non-Executive Vice-Chair of the board of directors of both Viacom and CBS. Ms. Redstone is the daughter of Sumner M. Redstone, our controlling stockholder.

William C. Bartholomay joined our board in 1996.  Mr. Bartholomay was appointed Group Vice Chair of Willis Group Holdings, Ltd. and Vice Chair of its principal U.S. subsidiary, Willis North America, a global insurance broker, in August 2003. For more than five years prior to this appointment, Mr. Bartholomay served as President and a director of Near North National Group, insurance brokers in Chicago, Illinois. He served as Vice Chair of Turner Broadcasting System, Inc., a division of AOL-Time Warner, Inc. from 1994 to 2006, having also held that office from 1976 to 1992. He is Chair Emeritus of the board of the Atlanta Braves baseball team. Mr. Bartholomay was also a director of WMS until December 2005, also serving on its audit committee, and now serves WMS as Director Emeritus.

Peter C. Brown joined our board in 2005.  Mr. Brown has been the Chair of the board, Chief Executive Officer and President of AMC Entertainment Inc., a theatrical exhibition company, since July 1999. Prior to that, Mr. Brown had served as the Chief Financial Officer of AMC, an online movie ticketing service, since 1991. Mr. Brown is a director and a member of the Audit Committee and Nominating and Corporate Governance Committee of Embarq Corporation. He is also a director of National CineMedia Inc. and is the Co-Chair of the board and Co-Chief Executive Officer of MovieTickets.com, Inc., an online movie ticketing service, together with Shari E. Redstone.

Joseph A. Califano, Jr. joined our board in 2004. Since 1979, Mr. Califano has served as Chair and President, National Center on Addiction and Substance Abuse at Columbia University. Mr. Califano is an adjunct professor of public health at Columbia University’s Medical School and School of Public Health, and

a member of the Institute of Medicine of the National Academy of Sciences. Mr. Califano is a director of CBS Corporation (“CBS”) and Willis Group Holdings, Ltd. Mr. Califano served on the board of Viacom from 2003 until the split of Viacom and CBS in 2005. Among other distinguished government positions, Mr. Califano served as Secretary, U.S. Department of Health, Education & Welfare from 1977 to 1979 and as President Lyndon Johnson’s chief domestic advisor from 1965 to 1969. Mr. Califano is the author of eleven books.

Robert J. Steele joined our board in 2006.  Mr. Steele has been Vice President — Strategy and Corporate Development of NAI since January 2004. From July 1997 to January 2004 Mr. Steele provided business consulting services to a variety of clients and was a private investor. In addition, from 1998 to 1999, Mr. Steele served as Chief Executive Officer of Adventure Entertainment, Inc. and from 2000 to 2001 he served as Chief Executive Officer of Spectrum Clubs Inc. From January 1991 to June 1997, Mr. Steele served PepsiCo in various officer positions, including President of PepsiCo Restaurants Europe and President of PepsiCo Restaurants South Pacific.

Robert N. Waxman, joined our board in 2003 and since 1992 has been a self-employed CPA in public practice providing consulting advice on complex accounting and auditing matters, SEC compliance, and expert litigation services. He was a partner of Deloitte & Touche LLP in its accounting and audit practice from 1962 to 1991, where he served as National Director of SEC Practice, and partner-in-charge of Financial Services Programs, among many other Executive Office and New York Practice Office positions. He serves on the editorial board of The CPA Journal, is on the audit committee of Congregation Emanu-el (New York), was a member of the board of directors of the New York State Society of CPAs (“NYSSCPA’s”) (2003 to 2006) and is Chairman of the NYSSCPA’s Auditing Standards and Procedures Committee.

Required Vote

The affirmative vote of a plurality of the shares of our common stock present in person or by proxy at the annual meeting is required to elect the directors.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

CORPORATE GOVERNANCE

The Board of Directors

Our board of directors is our ultimate decision-making body, responsible for overseeing our affairs, except with respect to those matters reserved to the stockholders by law or under our By-laws. The board has adopted Corporate Governance Principles and a Code of Business Conduct and Ethics, each of which can be viewed on our Internet website at www.investor.midway.com. These documents describe the responsibilities of our directors, the organization of our board and other key corporate governance matters. We will provide a copy of these documents to stockholders, without charge, upon written request addressed to Midway Games Inc., 2704 West Roscoe Street, Chicago, IL 60618, Attention: Investor Relations.

“Controlled Company” Exemptions.  Our common stock is listed for trading on the New York Stock Exchange. The listing standards of the New York Stock Exchange impose requirements on the board of directors and committees of listed issuers that include, among others, the following requirements:

•	A majority of the members of the board of directors must qualify as “independent” directors who have no material relationship with the issuer other than serving as a director and who meet the other requirements of independence set forth in Section 303A.02 of the listing standards of the New York Stock Exchange;

•	Issuers have a nominating and corporate governance committee (or committees that are responsible for each of these functions) composed entirely of independent directors; and

•	Issuers have a compensation committee composed entirely of independent directors.

The New York Stock Exchange permits “controlled companies” to take advantage of exemptions from the above three requirements. For these purposes, a controlled company is a company of which more than 50% of the voting power is held by an individual, a group or another company. Since Mr. Redstone’s beneficial ownership of our common stock exceeds 50%, we are a controlled company. However, our board of directors has determined that, at present, we will not elect to take advantage of any of the above exemptions from the New York Stock Exchange listing standards.

Director Independence.  It has been our policy, and unless we elect to rely on a controlled company exemption it is a requirement of the listing standards of the New York Stock Exchange, that a majority of the members of our board must qualify as “independent” directors who have no material relationship with us, other than serving as a director. Our board has adopted categorical standards to assist it in making independence determinations, as permitted by New York Stock Exchange rules. Under these standards, no director can qualify as independent unless the board determines that the director has no material relationship with us directly or as an officer, shareholder or partner of an organization that has a relationship with us, and:

•	The director is not and has not been our employee for at least three years, and no member of the director’s immediate family is or has been our executive officer for at least three years;

•	The director has not received, and no member of his immediate family has received during any 12-month period in the last three years, more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	Neither the director nor any member of his immediate family (i) is a partner or employee of a firm that is our internal or external auditor or (ii) was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

•	Neither the director nor any member of his immediate family has been employed within the last three years as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; and

•	A director is not an executive officer or an employee, and no member of his immediate family is an executive officer, of a company that in any of the last three fiscal years has made payments to, or received payments from us for property or services in an amount which, in any such single fiscal year, exceeded the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Our board considered the following transactions with respect to its independence determinations.

Transactions with National Amusements Inc.

Sumner M. Redstone, our controlling shareholder, is Chairman of the board and Chief Executive Officer of NAI. In addition, two members of our board of directors also serve as directors or executives for NAI. Shari E. Redstone, the Chair of our board of directors and Mr. Redstone’s daughter, currently serves as President and a director of NAI and Robert J. Steele, another member of our board of directors, serves as Vice President — Strategy and Corporate Development of NAI.

On February 29, 2008, Midway Home Entertainment Inc. and Midway Amusement Games, LLC (as Borrowers), and Midway Games Inc., Midway Games West Inc., Midway Interactive Inc., Midway Sales Company, LLC, Midway Home Studios Inc., Surreal Software Inc., Midway Studios-Austin Inc., and Midway Studios-Los Angeles Inc. (as U.S. Credit Parties) terminated the Amended and Restated Loan and Security Agreement by and among the Borrowers, U.S. Credit Parties, the Lenders that are signatories thereto and Wells Fargo Foothill, Inc. (as the Arranger and Administrative Agent, and UK Security Trustee) and entered into a Loan and Security Agreement by and among the Borrowers and U.S. Credit Parties and NAI (the “Secured Facility”). Also on February 29, 2008, Midway Games Inc. entered into an Unsecured Loan Agreement with NAI (the “Unsecured Facility”) and a Subordinated Unsecured Loan Agreement with NAI (the “Subordinated Facility,” together with the Secured Facility and the Unsecured Facility, the “NAI Facility”). The NAI Facility provides for up to $90,000,000 in total availability. The Secured Facility provides up to $30,000,000 under which we have a $20,000,000 term loan and a revolving line of credit of up to $10,000,000. The Unsecured Facility provides for a $40,000,000 revolving line of credit and the Subordinated Facility provides for up to a $20,000,000 revolving line of credit. As of March 31, 2008, borrowings outstanding on the Secured Facility term loan totaled $19,100,000. As of March 31, 2008, no other borrowings were outstanding on the remaining NAI Facility.

The Secured Facility has a 52 month term with no required amortization of the term loan until the term ends on June 29, 2012. The Secured Facility bears interest at our election of either Bank of America’s prime rate (“Base Rate”) plus 1.5% per annum or a one, two, three, or six month LIBOR rate plus 3.75% per annum. At March 31, 2008, the interest rate on the Secured Facility was 6.84%, which represents the one month LIBOR rate plus 3.75%. The Unsecured Facility has a 13 month term which ends on March 31, 2009 and bears interest at our election of either the Base Rate plus 2.75% per annum or a one, two, three or six month LIBOR rate plus 5.0% per annum. Interest under the Unsecured Facility is payable in kind to the extent such interest amount plus the outstanding loans is less than or equal to $40,000,000. The Subordinated Facility has a 27 month term which ends on May 31, 2010 and bears interest at our election of either the Base Rate plus 5.75% per annum or a one, two, three or six month LIBOR rate plus 8.0% per annum. Interest under the Subordinated Facility is payable in kind. If the total amount of borrowings under the NAI Facility is greater than $40,000,000 at any time, the advances under the Subordinated Facility and then under the Unsecured Facility must be repaid from available cash and cash equivalents on a weekly basis to reduce the available cash and cash equivalents to $10,000,000.

The initial maximum availability under the Secured Facility revolving line of credit is $10,000,000. Maximum availability under the Secured Facility revolving line of credit in future periods is equal to $30,000,000 less the outstanding principal balance of the term loan less the aggregate amount of letters of credit outstanding.

A fee of 0.5% per annum multiplied by maximum revolver amounts under the NAI Facility less the average daily balance of advances that were outstanding during the preceding month is due and payable on a monthly basis.

Under the Secured Facility, substantially all of the assets of Midway Games Inc. and its United States subsidiaries are pledged as collateral. Under the Unsecured and Subordinated Facilities there are no pledges of collateral or guarantees. The NAI Facility restricts our ability to make payments, including dividends and other distributions on our capital stock, restricts our ability to make acquisitions and restricts our capital expenditures. In addition, the NAI Facility restricts our ability to repurchase or redeem any shares of our capital stock. An uncured default may result in our 6.0% Convertible Senior Notes due September 30, 2025 and our 7.125% Convertible Senior Notes due May 31, 2026 being declared immediately due and payable in full. The entire NAI Facility can be repaid or terminated at any time without premium or penalty.

Transactions with Viacom and Affiliates

As noted above, Sumner M. Redstone, our controlling shareholder, is Chairman of the board and Chief Executive Officer of NAI, Ms. Redstone currently serves as President and a director of NAI and Mr. Steele serves as Vice President — Strategy and Corporate Development of NAI. NAI is the parent company of both Viacom and CBS, a company spun off from Viacom late in 2005. Mr. Redstone serves as Chairman of the board for both Viacom and CBS and Ms. Redstone serves as Vice Chair of the board for both Viacom and CBS. Also, Joseph A. Califano, Jr., a member of our board of directors, serves as a director of CBS. Mr. Califano also served as a director of Viacom from 2003 until the split of Viacom and CBS in 2005. In late 2005, Mr. Redstone formed a new holding company, Sumco, which is owned jointly by both NAI and Mr. Redstone. Mr. Redstone transferred approximately 41% of his shares of our common stock to Sumco in December 2005 and an additional 50% of his direct holdings in February 2007. Mr. Redstone’s total beneficial ownership of our common stock did not change as a result of this transaction. Ms. Redstone serves as President of Sumco.

Midway has historically conducted business with Viacom and companies affiliated with Viacom and Mr. Redstone. During 2005, we announced a strategic relationship with MTV Networks (“MTV”), a subsidiary of Viacom, to jointly market three video game titles, and collaborate on soundtrack development for two of these titles. Under the terms of the agreement, MTV has the option to provide us with varying levels of marketing and promotional support for these video games. We may then include various agreed-upon MTV properties and trademarks within the respective video games. Also, we will be required to then pay to MTV varying levels of marketing and production costs based upon the amount of support provided by MTV, as well as royalties from game sales based upon the amount of support provided by MTV and the number of units sold and profitability of the game. L.A. RUSH, initially released in October 2005, was the first of the three titles to be released under the relationship. Selling and marketing purchases from MTV totaled $256,000, $460,000 and $4,679,000 in 2007, 2006 and 2005, respectively. Royalties owed to MTV based upon game sales of L.A. RUSH totaled $89,000 and $125,000 in 2007 and 2006, respectively. At December 31, 2007 and 2006, we had amounts outstanding of $3,000 and $125,000 due to MTV, respectively, included in accounts payable.

Selling and marketing expenses incurred from advertising purchases with other Viacom affiliates totaled $1,943,000, $3,708,000 and $5,228,000 during 2007, 2006 and 2005, respectively. We also had amounts outstanding of $498,000 and $730,000 due to other Viacom affiliates included in accounts payable at December 31, 2007 and 2006, respectively. Net revenues generated from Viacom affiliates totaled $0, $13,000, and $0 over the same periods. Amounts outstanding from Viacom affiliates totaled $0 and $13,000 at December 31, 2007 and 2006, respectively.

Transactions with Willis Group Holdings Ltd.

William C. Bartholomay, a member of our board of directors, was President of Near North National Group, insurance brokers, which we retained to provide insurance brokerage services. He is currently Group Vice Chairman of Willis Group Holdings, Ltd. and Vice Chairman of Willis North America, Inc., insurance brokers which we retain to provide insurance brokerage services. We have retained these companies or their affiliates as insurance brokers and have paid premiums to obtain insurance placed by these brokers totaling in the aggregate $1,865,000, $1,715,000, and $1,513,000 for 2007, 2006 and 2005, respectively. No amounts were owed to Willis Group Holdings, Ltd. and affiliates or Near North National Group at December 31, 2007 or 2006.

Our board has determined that the following members of our board of directors are independent within the meaning of the New York Stock Exchange Listing Standards and our categorical standards: William C. Bartholomay, Peter C. Brown, Joseph A. Califano, Jr. and Robert N. Waxman. Kenneth D. Cron, who served as Chairman of our board during 2007, and Ira S. Sheinfeld, who served as a member of our board during 2007, were each determined to have been independent directors until their respective resignations in December and August 2007. In addition, to be nominated for election to our Board, all director candidates must satisfy the qualification standards discussed below under the heading “Nominating and Corporate Governance Committee Policies.”

Board and Committee Meetings.  During 2007, the Board held 17 meetings. Each director, other than Peter C. Brown and Joseph A. Califano, Jr., attended at least 75% of the aggregate number of meetings of the Board and all committees on which he or she served during the year.

Review, Approval or Ratification of Transactions with Related Persons

Our Board has reserved the responsibility for the review of transactions required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K for itself or, in the case of proposed transactions between Midway and Mr. Redstone or any of his affiliated companies, has assigned such review to the Special Committee of Independent Directors. The Board’s and the committee’s policies and procedures in this regard are described in the following section under “— Special Committee of Independent Directors.”

Committees of the Board of Directors

To assist it in carrying out its duties, the Board has delegated specific authority to several committees. In addition, our directors, none of whom are members of management, hold regular executive sessions without management being present. Ms. Redstone, the Chair of our Board, presides at these sessions.

We have the following standing committees of the Board: Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Special Committee of Independent Directors. The Board of Directors has determined that all of the members of these committees are “independent” directors as that term is defined under the New York Stock Exchange listing standards.

The Audit Committee is established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is composed of three independent directors (as independence is defined in the New York Stock Exchange listing standards and Securities and Exchange Commission rules): Messrs. Waxman (Chairman), Brown and Califano. The Board has determined that Messrs. Brown and Waxman are each an audit committee “financial expert” as defined in Regulation S-K Item 407(d)(5)(ii). In addition, each member of our Audit Committee is financially literate, in the Board’s determination, and satisfies the definition of “independence” required of audit committee members under the New York Stock Exchange listing standards and Securities and Exchange Commission rules.

This committee meets periodically with the independent auditors and internal personnel to review and evaluate (1) the external auditor’s qualifications, performance and independence; (2) the scope of the audit including the approval of audit fees and all permitted non-audit fees and services; (3) the performance of the internal audit function; (4) the Company’s financial statements, financial disclosures and accounting principles and policies; (5) the Company’s internal control over financial reporting; and (6) the monitoring of compliance with legal and regulatory requirements. The report of this committee is set forth later in this proxy statement. During 2007, this committee held 9 meetings.

The Nominating and Corporate Governance Committee is composed of two independent directors: Messrs. Bartholomay and Califano (Chairman). This committee identifies and evaluates individuals qualified to become Board members, including those recommended by stockholders, recommends the nomination of candidates for election to the Board, as discussed in greater detail below, makes recommendations regarding corporate governance policies and procedures and Board organization and oversees the annual evaluation of the Board and management. This committee also recommends nominees for appointment to the various committees. The Nominating Committee and the Corporate Governance Committee were combined on September 5, 2007. Prior to their combination, during 2007, the Nominating Committee held 1 meeting and the Corporate Governance Committee held 1 meeting.

The Compensation Committee is composed of two independent directors who are also outside directors under Section 162(m) of the Internal Revenue Code of 1986 and “Non-Employee Directors” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended: Messrs. Bartholomay (Chairman) and Califano. This committee (1) reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other senior officers; (2) reviews periodically the succession plans relating to the Chief Executive Officer and the other senior officers; (3) evaluates the Chief Executive Officer’s performance and, either as a committee or together with other independent directors, determines the compensation of the Chief Executive Officer; (4) makes recommendations to the Board with respect to compensation of the other senior officers; (5) administers, approves and ratifies awards under our stock option, incentive-compensation and other benefit plans, including determining the timing, pricing and amount of grants and awards to be made under the provisions of our compensation plans; and (6) revises executive employment agreements. The Compensation Committee may delegate its authority to the full extent permitted by Delaware law. The report of this committee is set forth later in this proxy statement. During 2007, this committee held 7 meetings.

Special Committee of Independent Directors.  On September 14, 2004, the Board established a special committee of independent directors to consider any proposed transactions between Midway and Mr. Redstone or any of his affiliated companies. The committee members are Messrs. Bartholomay and Waxman (Chairman). During 2007, this committee held 4 meetings.

The committee or the Board is also responsible for considering proposed transactions between Midway and related persons that may be required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K. Potential related person transactions are identified based on information provided by our officers and directors and submitted to the committee for review. They may include ordinary course business transactions, such as those between Midway and NAI or Midway and subsidiaries of Viacom, or may involve proposals regarding material corporate transactions. The committee or the Board, as the case may be, takes into account all relevant considerations in deciding whether to approve a related person transaction, including the approximate dollar amount involved, the nature of the interest of the related person, whether such proposed transactions are in the ordinary course of business and/or subject to usual trade terms and the purpose of the transaction and any potential benefits to Midway. The committee’s or the Board’s policies and procedures for the review, approval or ratification of any such transaction are not in writing but are evidenced by practice of the committee or the Board, as the case may be, in its minutes.

Our Board reserved the responsibility for the review of the transactions relating to the NAI Facility to a committee of directors formed specifically for the purpose of reviewing the proposed NAI transactions (the “NAI Transaction Committee”). The NAI Transaction Committee was formed on February 1, 2008 and its members were Messrs. Bartholomay, Brown (Chairman), Califano and Waxman. The NAI Transaction Committee took into account all relevant considerations in deciding whether to approve the NAI Facility, including the approximate dollar amounts involved, the nature of the interest of the related persons, whether the proposed transactions were in the ordinary course of business and/or subject to usual trade terms and the purpose of the transactions and any potential benefits to Midway. The NAI Transaction Committee’s policies and procedures for the review and approval of the NAI Facility are not in writing but are evidenced by practice of the NAI Transaction Committee in its minutes.

Committee Charters.  The Board has adopted a written charter for each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, each of which is available on our website at www.investor.midway.com. Additional copies of the charters are available in print without charge to any of our stockholders requesting such information by contacting us at: Midway Games Inc., 2704 West Roscoe Street, Chicago, IL 60618, Attention: Investor Relations.

Nominating and Corporate Governance Committee Policies

Our Nominating and Corporate Governance Committee charter is available on our website at www.investor.midway.com. It describes the authority and responsibilities of the committee and its process for identifying director candidates as well as other policies and procedures.

The Process of Identifying and Evaluating Candidates for Directors

Our Nominating and Corporate Governance Committee identifies and evaluates director candidates and recommends the selection of nominees to our Board of Directors. The Board then considers the recommendation and selects the nominees. In recommending candidates for nomination for election to the Board at our annual meetings of stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors, whose terms expire at the meeting, desire and are qualified to continue their service on the Board and evaluates their performance on the Board. We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body.

If there are new Board positions or vacancies on the Board, the Nominating and Corporate Governance Committee will solicit recommendations for nominees from persons whom the Nominating and Corporate Governance Committee believes are likely to be familiar with qualified candidates, including our majority stockholder, members of the Board and senior management. The Nominating and Corporate Governance Committee may also engage a search firm to assist in identifying qualified candidates. The Nominating and Corporate Governance Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Nominating and Corporate Governance Committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant. In conducting its review and evaluation, the Nominating and Corporate Governance Committee may solicit the views of our majority stockholder, management and other members of the Board and may, if deemed helpful, conduct interviews of proposed candidates.

The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons, except that the Nominating and Corporate Governance Committee may consider, as one of the factors in its evaluation of stockholder-recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in our equity securities.

Qualifications of Directors

Our policy is generally to require that all candidates for director be persons of integrity and sound ethical character and judgment, have no interests that materially conflict with ours or those of our stockholders generally, have meaningful business, governmental or technical experience and acumen and have adequate time to devote to service on the Board. We have also required that a majority of directors be independent; at least three of the directors must have the financial literacy and special independence qualifications necessary for service on the Audit Committee, and at least one of these directors must qualify as an audit committee financial expert.

Stockholder Recommendation of Candidates for Election as Directors

The Nominating and Corporate Governance Committee will consider recommendations for director nominations submitted by stockholders that individually or as a group have beneficial ownership of at least 3% of our common stock and have had such ownership for at least one year. Submissions must be made in accordance with the committee’s procedures, as outlined below and set forth in Appendix A to this proxy statement. For each annual meeting of our stockholders, the Nominating and Corporate Governance Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. The committee waives this requirement with respect to Mr. Redstone, NAI and Sumco in view of their majority ownership of our common stock. The Nominating and Corporate Governance Committee will only consider candidates who satisfy our minimum qualifications for director, as outlined above.

Procedures for Stockholder Submission of Nominating Recommendations

A stockholder wishing to recommend to the Nominating and Corporate Governance Committee a candidate for election as director must submit the recommendation in writing, addressed to the committee c/o our corporate secretary at 2704 West Roscoe Street, Chicago, Illinois 60618. Submissions recommending candidates for election at an annual meeting of stockholders must be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. In the event that the date of the next annual meeting of stockholders is more than 30 days following or preceding the first anniversary date of the annual meeting of stockholders for the prior year, the submission must be made a reasonable time in advance of the mailing of our next annual proxy statement. Each nominating recommendation must be accompanied by the information called for by our “Procedures for Stockholders Submitting Nominating Recommendations,” which is attached as Appendix A to this proxy statement. This includes specified information concerning the stockholder or group of stockholders making the recommendation, the proposed nominee, relationships between the recommending stockholder and the proposed nominee and the qualifications of the proposed nominee to serve as director, describing the contributions that the nominee would be expected to make to the Board. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be interviewed by the Nominating and Corporate Governance Committee, if the Nominating and Corporate Governance Committee decides in its discretion to do so.

Selection of 2008 Nominees

All of the nominees listed on the accompanying proxy card are currently serving on our Board and are standing for reelection. We did not receive any recommendations from stockholders for nominees that are required to be identified in this proxy statement.

Stockholder Communications with Directors

Stockholders may communicate with our Board of Directors, any committee of the Board or any individual director, and any interested party may communicate with our Chair of the Board or the non-management directors of the Board, by following the procedures set forth below. Our acceptance and forwarding of communications to the directors does not imply that the directors owe or assume duties to persons submitting the communications, the duties of the directors being only those prescribed by applicable law, our By-laws or our policies adopted by the Board.

All communications should be delivered either in writing c/o Legal Department, Midway Games Inc., at 2704 West Roscoe Street, Chicago, Illinois 60618; or by e-mail to ir@midway.com. All communications must be accompanied by the following information:

•	if the person submitting the communication is a stockholder, a statement of the type and amount of our securities that the person holds;

•	if the person submitting the communication is not a stockholder and is submitting the communication to our Chair of the Board or to our non-management directors as an interested party, the nature of the person’s interest in us;

•	any special interest, meaning an interest not in the capacity as a stockholder of ours, of each person in the subject matter of the communication; and

•	the address, telephone number and any e-mail address of the person submitting the communication.

It is not appropriate to send, and we may decline to forward, the following types of communications to directors:

•	communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our stockholders or other constituencies generally;

•	communications that advocate our engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	advertisements, solicitations, form letters and communications that have no reasonable relevance to our business or operations.

All communications that comply with the requirements that are described here will be relayed to the person or persons to whom they are addressed. Communications addressed to directors may, at the direction of the addressees, be shared with our management.

Director Attendance at Annual Meetings

Each of our directors is expected to be present at our annual meetings of stockholders, absent exigent circumstances that prevent his or her attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, we will attempt to arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. At last year’s annual meeting, six of our eight then-current directors attended in person.

EXECUTIVE OFFICERS

Name	Age	Position

Matthew V. Booty	42	Interim Chief Executive Officer and President (Senior Vice President — Worldwide Studios)
Ryan G. O’Desky	32	Interim Chief Financial Officer and Treasurer (Vice President — Finance, Controller and Assistant Treasurer)
Deborah K. Fulton	45	Senior Vice President, Secretary and General Counsel
Miguel Iribarren	42	Senior Vice President — Publishing
Martin Spiess	43	Executive Vice President — International, Midway Games Limited

Biographical Information

Matthew V. Booty has been our Interim President and Chief Executive Officer since March 19, 2008. He also serves us as Senior Vice President — Worldwide Studios since June 6, 2005. Prior to that, he served as our Senior Vice President — Product Development since June 2004, and since 1991, he has served our wholly-owned subsidiary, Midway Amusement Games, LLC in various capacities in its product development organization, ultimately being promoted to Vice President — Product Development in June 2002.

Ryan G. O’Desky has been our Interim Chief Financial Officer and Treasurer since February 4, 2008. He also serves us as Vice President — Finance, Controller, and Assistant Treasurer since November 9, 2007 and served as Chief Internal Auditor from May 21, 2007 to November 8, 2007. Prior to joining us, from June 2002 until May 2007, Mr. O’Desky served as a Senior Manager of Audit within the Audit and Enterprise Risk Services Division of Deloitte & Touche LLP, a professional services firm. From 1998 to 2002, Mr. O’Desky served as an experienced senior auditor within the Assurance & Business Advisory Department of Arthur Andersen LLP, a professional services firm.

Deborah K. Fulton has served as our Senior Vice President, Secretary and General Counsel since January 30, 2002. She served us as Vice President, Secretary and General Counsel from May 2000 to January 2002. She was employed by us as Senior Counsel from 1998 until May 2000 and by WMS as Senior Counsel from 1994 to 1998. Formerly, she was employed by the law firm of Gardner Carton & Douglas from 1988 until 1994.

Miguel Iribarren has served as our Senior Vice President — Publishing since April 3, 2008. He served as our Vice President — Publishing from July 2005 to April 2008 and Vice President, Corporate Communications and Strategic Planning from February 2002 to July 2005. Prior to joining Midway, Mr. Iribarren was a Vice President, Research for Wedbush Morgan Securities, an investment banking and brokerage firm. At Wedbush, where he was employed from May 2000 to February 2002, Mr. Iribarren was responsible for research on the interactive entertainment industry. From 1994 to May 2000, Mr. Iribarren was employed by the Atlantic Richfield Corporation, an oil and gas company, in various finance and planning positions, ultimately serving as Manager, Corporate Finance.

Martin Spiess has served as Executive Vice President, International of our wholly-owned subsidiary, Midway Games Limited, since March 31, 2008. He served Midway Games Limited as its Managing Director-Europe from May 13, 2005 to March 2008. Prior to joining us, from February 2003 to March 2005 he was Senior Vice President of European marketing at Atari, Inc., a video game publisher and distributor. In his role as Senior Vice President of European marketing at Atari, Mr. Spiess was responsible for developing and implementing pan-European marketing strategies.

Compensation Discussion and Analysis

Overview of the Objectives and Philosophy of the Compensation Program for our Named Executive Officers

The Compensation Committee, either as a committee or together with other independent directors as directed by the board of directors, is responsible for determining the compensation of the Company’s Chief Executive Officer and for making recommendations to the board of directors regarding the compensation of the Company’s other executive officers. This Compensation Discussion and Analysis discusses the compensation program for the Company’s Chief Executive Officer, Chief Financial Officer and the three most highly-compensated executive officers other than the Chief Executive Officer and Chief Financial Officer (the “Named Executive Officers”).

The Company’s compensation philosophy and program is designed to provide attractive compensation packages to the Named Executive Officers so as to motivate them to devote their full energies to the Company’s business, to reward them for their services and to align the interests of the Named Executive Officers with the interests of stockholders. In setting the initial compensation level of a Named Executive Officer upon hire, the Company considers (a) compensation paid for similar positions within the interactive entertainment software industry in which we compete, including our principal competitors, Activision, Inc., Electronic Arts, THQ Inc. and Take-Two Interactive Software, Inc., as well as (b) the Named Executive Officer’s compensation level in relation to his education, skills and value, the recommendation of the Chief Executive Officer, his duties relative to the other Named Executive Officers and officers within the Company and the competitive marketplace for such Named Executive Officer’s specific talent. The Company’s compensation philosophy weighs the financial performance of the Company as a significant factor in the determination of compensation packages to the Named Executive Officers. The Company’s Named Executive Officer compensation packages are composed primarily of base salaries, annual discretionary cash bonuses, stock options and other equity awards, a 401(k) defined contribution plan and other benefits and, in the case of Mr. Zucker, our former President and Chief Executive Officer, a bonus on the terms that had been provided for in his employment agreement. Effective March 19, 2008, Mr. Zucker ceased service to the Company as its President and Chief Executive Officer. Mr. Spiess, the Executive Vice President, International of our wholly owned subsidiary, Midway Games Limited, is also eligible for a bonus based on revenues attributed to the sale of products in territories other than North America, South America, U.S. territories and possessions and military bases, and east Asia.

The Company’s compensation policies are not materially different with respect to individual Named Executive Officers. Rather, the Named Executive Officers are compensated based on their historical contributions to our business (including their contributions to the profitability of the Company), each person’s unique education, skills and value, the recommendation of the Chief Executive Officer and the competitive marketplace for executive talent. For 2007, variances in the dollar amount of compensation and equity grants among the Named Executive Officers can be attributed to historical practices of the Company, the position of the Named Executive Officers relative to the other Named Executive Officers in the Company and relative to similar talent within the interactive entertainment software industry in which we compete.

Similarly, with respect to Mr. Zucker’s total compensation, there were no material differences in policy with respect to his total compensation as compared to that of the other Named Executive Officers. As the Chief Executive Officer and direct supervisor of the other Named Executive Officers, Mr. Zucker was compensated accordingly for his position, and he was compensated consistently with other Chief Executive Officers within the interactive entertainment software industry in which we compete.

Elements of our Compensation Program

Salary

In general, the level of base salary is intended to provide appropriate basic pay to the Named Executive Officers taking into account their historical contributions to our business, each person’s unique education, skills and value, the recommendation of the Chief Executive Officer and the competitive marketplace for executive talent. However, no specific formulae or target profitability levels were used in making this determination. In 2007 the Compensation Committee approved merit-based increases for 2007 in the base salaries of Messrs. Allison, Booty, and Powell. Mr. Spiess received a merit-based increase in 2007 prior to becoming a Named Executive Officer and therefore his increase was not submitted for approval by the Compensation Committee. Mr. Zucker did not receive a merit-based increase in 2007. In assessing the performance of Messrs. Allison, Booty, and Powell, the Committee considered (1) evaluations of performance for the previous fiscal year, as submitted by the Chief Executive Officer, and supported by performance evaluation documents, (2) the fact that no merit-based increase was awarded to the Named Executives in 2006 and (3) advice from the compensation consultant. In assessing Mr. Spiess’ merit based increase, the Company considered his evaluations of performance for the previous fiscal year. Messrs. Allison, Booty, Powell and Spiess received merit based increases of 2.0%, 5%, 3.25%, and 9.0% of their base salaries, respectively. Salaries paid to the Named Executive Officers during 2007 are reflected in the Summary Compensation Table.

Cash Bonus

The amount of any discretionary bonus is subjective but is generally based on the Company’s actual financial performance in the preceding year, the special contribution of the executive to this performance and the overall level of the executive’s compensation including other elements of the compensation package. The bonus under Mr. Zucker’s employment agreement was likewise designed to give effect to one or more of these factors, but weighed the financial performance of the Company as a significant factor in the determination of any bonus. Mr. Spiess’ bonus does not have any discretionary elements and relates specifically to pre-determined challenging sales goals in territories other than North America, South America, U.S. territories and possessions and military bases, and east Asia. Mr. Spiess’ bonus is designed to encourage the growth of our business in Europe and Australia.

Our Named Executive Officers other than Mr. Zucker and Mr. Spiess are eligible for discretionary bonuses under the Amended and Restated Midway Incentive Plan. Pursuant to the terms of his employment agreement, Mr. Zucker was not entitled to participate in this plan. Mr. Spiess is not entitled to participate in this plan either but is eligible for the non-discretionary bonus described above. The plan offers participants the opportunity to receive discretionary bonuses based on a combination of the following factors: (1) a percentage of each participant’s base salary determined by management; (2) the achievement of targets set by management for our financial performance; and (3) management’s evaluation of the degree to which a participant meets individual performance goals. Individual performance goals for all Named Executive

Officers, except the Chief Executive Officer, are developed through confidential discussions between the Chief Executive Officer and the respective Named Executive Officer. The individual performance goals may include specific quarterly and annual revenue goals, inventory management goals, product development budgets, sales goals, product development bonuses, cost control measures, product planning and video game title delivery goals, advertising campaign budgets, marketing goals, product licensing goals, product development and distribution goals, personnel recruitment, management and retention goals, productivity goals, and financial and efficiency goals, which are designed to be individually specific and detailed; thereby encouraging the Named Executive Officer to strive to achieve challenging goals. The financial performance targets for 2007 were based upon Midway’s net income for the year as stated in Midway’s audited consolidated financial statements for such period, but excluding unusual and non-recurring or extraordinary items (net of any related tax effects) as determined by management. Even if Midway does not meet financial performance targets for years after 2005, participants in this plan may receive part of their discretionary bonus based on achieving their individual performance goals. The Compensation Committee approves the payment of any bonuses pursuant to the plan and the Board had the responsibility for approving the payment of any bonus under Mr. Zucker’s employment agreement.

In 2007 all compensation goals for the Named Executive Officers were tied broadly to Company profitability. In 2007, a precondition to the payment of a bonus under the Midway Incentive Plan was that the Company achieved profitability (i.e., having net income greater than zero). In view of the fact that the Company was not profitable in 2007, Mr. Zucker did not receive a bonus under his employment agreement, no bonuses were awarded to the Named Executive Officers under the plan and no discretionary bonuses were awarded to them during 2007. No specific formulae or target profitability levels were used in making this determination.

Mr. Spiess, however, earned a non-discretionary bonus based on his accomplishment of pre-determined sales goals in specific territories, pursuant to the plan noted above, which was paid in April 2008. Mr. Spiess’ sales goals were set at an aggressively high level to encourage Mr. Spiess to exploit sales opportunities in Europe and Australia.

Effective March 19, 2008, Mr. Booty was appointed Interim Chief Executive Officer and President of the Company. On April 4, 2008 the Compensation Committee approved certain cash bonuses payable to Mr. Booty for his service as Interim Chief Executive Officer and President until a permanent Chief Executive Officer and President is appointed. For as long as Mr. Booty serves the Company as its Interim Chief Executive Officer and President he will receive $40,000 per quarter for each of the second and third quarters of 2008 and will receive $20,000 per quarter for each of the fourth quarter of 2008 and the first quarter of 2009. In addition, the Committee approved a set of performance-based bonuses during Mr. Booty’s service to the Company as Interim Chief Executive Officer and President. Mr. Booty will be awarded bonuses if certain video game shipments for specific video game titles on specific video game platforms occur during the period that Mr. Booty serves the Company as Interim Chief Executive Officer and President.

Equity Awards

Generally, the Compensation Committee determines the size of equity awards granted to the Named Executive Officers on an individual, discretionary basis in consideration of financial corporate results and each recipient’s performance, contributions and responsibilities without assigning specific weight to any of these factors.

Stock options have been used upon hire of a Named Executive Officer. Stock options increase in value only if the Company’s common stock increases in value, terminate a short time after a Named Executive Officer leaves the employ of the Company, and therefore can be effective as a means of long-term incentive compensation.

On August 20, 2007, we granted shares of performance-based restricted stock to the Named Executive Officers. The restricted stock was issued under the 2005 Long-Term Incentive Plan (the “2005 Plan”) and was granted to the Named Executive Officers as an incentive to achieve a pre-determined profitability target based on the Company’s operating income for the year ending December 31, 2008. The restricted stock is restricted as to transfer until the date we file our Annual Report on Form 10-K for the year ending December 31, 2008 with the Securities and Exchange Commission (the “Release Date”). A precondition to the lapse of restrictions on this performance-based restricted stock is that the Company achieve profitability (i.e., having net income greater than zero) for the fiscal year ending December 31, 2008. If the Company does not achieve profitability in the fiscal year ending December 31, 2008, the restricted stock is forfeited. Furthermore, in order for the restrictions to lapse the Company must not just achieve profitability but must meet a pre-determined level of profitability. If the pre-determined level of profitability is reached the restrictions will lapse over a period of three years, such that the restrictions will have lapsed as to 100% of the shares on the third anniversary of the Release Date. Since the grant is based on the achievement of certain financial performance targets for the year ending December 31, 2008, the restricted stock also will be forfeited if we cease to be subject to the reporting obligations under the Securities Exchange Act of 1934, upon certain changes in control or upon termination of employment of the person holding such restricted stock.

Also on August 20, 2007, we granted stock options to each of the Named Executive Officers, except Mr. Zucker. The stock options were issued under the 2005 Plan and were granted to the Named Executive Officers as retention incentives. Up to 25% of the options are exercisable on August 20, 2008, up to 50% are exercisable on August 20, 2009, up to 75% are exercisable on August 20, 2010 and 100% are exercisable on August 20, 2011.

In determining the size and performance requirements of the awards granted in August 2007, the Compensation Committee used the services of a compensation consultant, Pearl Meyer & Partners, as described more fully below under “Compensation Consultant”. Specific grants to the Named Executive Officers were based on their individual titles, responsibilities and reporting relationship as compared to the other members of management and the product development teams who received awards on August 20, 2007. The performance requirements related to the awards, which continue through December 31, 2008, are described more fully above.

Perquisites and Other Benefits

Neither the Named Executive Officers nor the Company’s employees are entitled to participate in any pension arrangements or receive any post-retirement health coverage or similar benefits. The Named Executive Officers are entitled to participate in the Company’s 401(k) defined contribution plan but do not receive matching contributions from the Company.

Mr. Booty and his dependants are entitled to participate in the Company’s Exec-U-Care supplemental health insurance program, which provides reimbursement for out-of-pocket medically necessary expenses not covered under the Company’s standard health insurance coverage. Exec-U-Care reimbursement is subject to annual limits for the same or related diagnoses and a lifetime maximum of $250,000 per person. Mr. Powell and Mr. Zucker were entitled to participate in the Company’s Exec-U-Care supplemental health insurance program until their respective departures from the Company on February 1, 2008 and April 19, 2008. The Company ceased offering Exec-U-Care to its newly-hired officers in February 2003; consequently, Mr. Allison, who joined the company in December 2003, was not eligible to participate in Exec-U-Care and Mr. Spiess, who became an executive officer in June 2007, is not eligible to participate in Exec-U-Care.

Mr. Spiess is required to travel frequently in the conduct of his duties to Midway Games Limited and is therefore entitled to a car allowance of 1,000 GBP per month, which is the equivalent of $2,001.81 per month, based on the 2007 annual average GBP to USD exchange rate of 2.00181. Mr. Spiess is also entitled to the reimbursement of reasonable air travel and lodging expenses (less any deductions for tax and national insurance, if applicable) related to the commute from his home in Spain to the Midway Games Limited office in London, England.

Change of Control Payments

Mr. Zucker was entitled to receive payments pursuant to specific change of control situations, which are more fully described under “Termination and Change of Control Arrangements,” until his departure from the Company on April 19, 2008. These payments were designed to motivate Mr. Zucker to devote his full energies to the Company’s business. The amount of payment and selected triggering events were determined in accordance with the Company’s past practice of providing similar benefits to other executives with similar titles, responsibilities and reporting relationships. Mr. Powell was entitled to receive payments pursuant to specific change of control situations, as described more fully below, until his departure from the Company on February 1, 2008.

Termination Payments

If Midway Games Limited terminates Mr. Spiess’ employment without cause, he would be entitled to a separation payment which is more fully described under “Termination and Change of Control Arrangements.” The amount of payment was determined in accordance with the Company’s determination of what would be a customary separation payment in the industry for an individual at Mr. Spiess’ level.

Compensation Consultant

The Compensation Committee used the services of Pearl Meyer & Partners in 2007 to determine the number of restricted stock grants and stock options awarded to certain members of our product development teams and management, including the Named Executive Officers, on August 20, 2007 and the performance requirements related to those awards. Pearl Meyer & Partners were directed to determine award amounts that reflected the importance of, and challenges attendant to, a performance turnaround for the Company vis-à-vis profitability, as well as the need to provide competitive compensation opportunities for the relevant period in accordance with our stated compensation philosophy; no additional material instructions or directions were given to Pearl Meyer & Partners. The total grant of stock options and restricted stock was determined by issuing equity awards approximately equal to 6.6% of the outstanding shares of the Company. Specific grants to the Named Executive Officers were based on their individual titles, responsibilities and reporting relationship as compared to the other members of management and the product development teams who received awards on August 20, 2007. The performance requirements related to the awards, which continue through December 31, 2008, are described more fully under “Equity Awards”. Pearl Meyer & Partners were also retained in 2007 by the Compensation Committee of the Board of Directors to review various elements of our compensation programs in comparison to 14 similar sized companies in similar industries. The review focused on top five executive compensation, long-term incentive compensation, equity allocation / utilization and long-term incentive requests.

Tax Considerations

The Omnibus Budget Reconciliation Act of 1993 (the “Budget Act”) generally provides that publicly-held corporations will only be able to deduct, for income tax purposes, compensation paid to the Named Executive Officers in excess of one million dollars per year if it is paid pursuant to qualifying performance-based compensation plans approved by stockholders. Compensation as defined by the Budget Act includes, among other things, base salary, incentive compensation and gains on stock option transactions. Total compensation of some of our officers may be paid under plans or agreements that have not been approved by stockholders and may exceed one million dollars in a particular year. We will not be able to deduct these excess payments for income tax purposes. The Compensation Committee intends to consider, on a case by case basis, how the Budget Act will affect our compensation plans and contractual and discretionary cash compensation, taking into account, among other matters, our substantial net operating loss carryforwards.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and recommended to the board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Company’s Proxy Statement related to the Company’s 2008 Annual Meeting of Stockholders, each of which will be filed with the Securities and Exchange Commission.

Compensation Committee
William C. Bartholomay, Chairman
Joseph A. Califano, Jr.

Summary Compensation Table

The Summary Compensation Table below sets forth the compensation earned during the year ended December 31, 2007 by our Named Executive Officers. This table also includes information for Thomas E. Powell, who served us as Executive Vice President-Finance, Treasurer and Chief Financial Officer until February 1, 2008, Steven M. Allison, who served us as Senior Vice President — Marketing and Chief Marketing Officer until March 31, 2008, and David F. Zucker who served us as Chief Executive Officer and President until March 19, 2008 and as an employee until April 19, 2008. The Company has not entered into any employment agreements with the Named Executive Officers other than David F. Zucker, our former President and Chief Executive Officer. Mr. Zucker’s compensation arrangements, including stock option grants and restricted stock awards, were provided for under his employment agreement and stock option agreement, both dated May 6, 2003. Mr. Zucker’s employment agreement was negotiated at arm’s length by the Compensation Committee. Among other matters, in negotiating this agreement, the compensation levels of chief executives at the Company’s principal competitors were considered. The agreement had an initial term of two years expiring May 6, 2005, and automatically renewed thereafter for successive one year periods until terminated on April 19, 2008. Mr. Zucker’s equity grants under his employment and stock option agreements are described more fully at “Outstanding Equity Awards at Fiscal Year-End”.

Other than Mr. Spiess, whose bonus is described above, no other Named Executive Officer was entitled to receive any payments that would be characterized as “Bonus” or “Non-Equity Incentive Plan Compensation” payments for the year ended December 31, 2007.

2007 SUMMARY COMPENSATION TABLE

									Change in
									Pension
									Value and
									Nonqualified
							Non-Equity		Deferred
					Stock	Option	Incentive Plan		Compensation	All Other
Name and		Salary		Bonus	Awards	Awards	Compensation		Earnings	Compensation		Total
Principal Position	Year	($)		($)	($)(1)	($)(1)	($)		($)	($)		($)

Matthew V. Booty	2007	354,950		—	—	26,977	—		—	5,657	(2)	387,584
Interim Chief Executive Officer and President and Senior Vice President — Worldwide Studios	2006	342,121		—	—	84,281	—		—	7,043	(2)	433,445
Martin Spiess	2007	360,326	(3)	—	—	60,558	73,900	(4)(6)	—	62,050	(3)(5)	556,834
Executive Vice President, International for Midway Games, Limited
David F. Zucker	2007	600,630		—	—	910,158	—		—	8,456	(2)	1,519,244
Former President and Chief Executive Officer (PEO)	2006	600,193		—	49,583	2,451,919	—		—	11,915	(2)	3,113,610
Thomas E. Powell	2007	329,258		—	—	24,549	—		—	11,723	(2)	365,530
Former Executive Vice President — Finance, Treasurer and Chief Financial Officer (PFO)	2006	322,271		—	—	24,358	—		—	5,838	(2)	352,467
Steven M. Allison	2007	290,672		—	—	56,501	—		—	—		347,173
Former Senior Vice President — Marketing and Chief Marketing Officer	2006	290,000		—	—	53,799	—		—	—		343,799

(1)	Represents fair value of awards recognized as compensation cost during the year over the respective vesting periods of the awards. See discussion of Midway’s valuation procedures and fair value assumptions for stock option awards at Note 11 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	Represents payments made under our Exec-U-Care supplemental health insurance program.

(3)	GBP to USD exchange rate used was the 2007 annual average of 2.00181.

(4)	GBP to USD exchange rate used was the spot rate of 1.9973 as of December 31, 2007.

(5)	Represents payments made for car allowance and commute reimbursement.

(6)	Bonus was paid in April 2008.

Grants Of Plan-Based Awards

During the year ended December 31, 2007, except for Mr. Spiess noted above, no non-equity incentive plan awards were given to the Named Executive Officers.

On August 20, 2007, we granted shares of performance-based restricted stock to the Named Executive Officers. The restricted stock was issued under the 2005 Plan and was granted to the Named Executive Officers as an incentive to achieve a pre-determined profitability target based on the Company’s operating income for the year ending December 31, 2008. The restricted stock is restricted as to transfer until the date we file our Annual Report on Form 10-K for the year ending December 31, 2008 with the Securities and Exchange Commission (the “Release Date”). A precondition to the lapse of restrictions on this performance-based restricted stock is that the Company achieve profitability (i.e., having net income greater than zero) for the fiscal year ending December 31, 2008. If the Company does not achieve profitability in the fiscal year ending December 31, 2008, the restricted stock is forfeited. Furthermore, in order for the restrictions to lapse the Company must not just achieve profitability but must meet a pre-determined level of profitability. If the pre-determined level of profitability is reached the restrictions will lapse over a period of three years, such that the restrictions will have lapsed as to 100% of the shares on the third anniversary of the Release Date. Since the grant is based on the achievement of certain financial performance targets for the year ending December 31, 2008, the restricted stock also will be forfeited if we cease to be subject to the reporting obligations under the Securities Exchange Act of 1934, upon certain changes in control or upon termination of employment of the person holding such restricted stock.

Also on August 20, 2007, we granted stock options to each of the Named Executive Officers, except Mr. Zucker. The stock options were issued under the 2005 Plan and were granted to the Named Executive Officers as retention incentives. Up to 25% of the options are exercisable on August 20, 2008, up to 50% are exercisable on August 20, 2009, up to 75% are exercisable on August 20, 2010 and up to 100% are exercisable on August 20, 2011.

2007 GRANTS OF PLAN-BASED AWARDS

		Estimated Future			Estimated Future
		Payouts Under			Payouts Under			Grant Date Fair
		Non-Equity Incentive			Equity Incentive	Option	Exercise Price of	Value of Option
		Plan Awards			Plan Awards	Award	Option Awards	Awards
Name	Grant Date	Threshold ($)	Maximum ($)		(#)	(#)	($/Sh)	($)

David F. Zucker	8/20/2007	—	—		80,000	—	—	—
Thomas E. Powell	8/20/2007	—	—		45,000	40,000	5.90	$3.11
Steven M. Allison	8/20/2007	—	—		30,000	15,000	5.90	$3.11
Matthew V. Booty	8/20/2007	—	—		50,000	50,000	5.90	$3.11
Martin Spiess	8/20/2007	—	—		35,000	25,000	5.90	$3.11
	4/20/2007	0	144,130	(1)

(1)	Mr. Spiess is eligible for a bonus based on (a) that portion of the Company’s net revenues for 2008 attributed to the sale of products in territories other than North America, South America, United States territories and possessions and military bases, and east Asia plus (b) that portion of the Company’s net revenues for 2008 attributed to the sale of video game products for platforms other than mobile telephones, PDAs and the like, in territories other than North and South America, U.S. territories and possessions and military bases, and east Asia by third parties under license from the Company or its affiliates. Mr. Spiess’ bonus for 2007 was calculated by multiplying his annual salary during 2008 (without deduction of tax or National Insurance Contributions and excluding bonus awards, amounts related to the exercise of stock options or the sale of restricted stock, contributions to employee benefit plans, commissions, tax “gross-ups” on commuting expenses, and any other benefits to which he may be entitled) by a percentage within a range of pre-determined percentages between 0% and 40% based on meeting certain net sales thresholds.

Outstanding Equity Awards At Year-End

On May 6, 2003, Mr. Zucker was granted ten-year non-qualified options to purchase 1,500,000 shares of our common stock at an exercise price of $3.57 per share and was issued 125,000 restricted shares of our common stock. The option covering 1,000,000 shares out of the 1,500,000 is subject to the terms of a stock option agreement dated May 6, 2003 and provides that the option may be exercised for up to 62,500 shares on or after November 1, 2004 and the remaining 937,500 shares become exercisable in ten equal quarterly installments on the first day of each February, May, August and November thereafter. The option agreement also provides that whenever we issued additional shares of our common stock prior to May 6, 2005, we would grant him an additional option (the “Additional Options”) to purchase shares of our common stock in an amount (a) equal to 3.23% of the shares so issued prior to May 6, 2004, and (b) after May 6, 2004 and until May 6, 2005, equal to the percentage of the shares so issued (but not to exceed 3.23%) determined by dividing (i) the number of shares then issuable under unexercised options held by Mr. Zucker immediately prior to the issuance by (ii) the number of outstanding shares of common stock immediately prior to the issuance. In each case, the exercise price of each Additional Option was at the closing price of our common stock on the date of issuance of the option. In no event, however could the shares subject to Additional Options exceed 2,250,000. The Additional Options were subject to the same vesting schedule as the option to purchase 1,000,000 shares. Through May 6, 2005, we issued options to Mr. Zucker to purchase up to 1,177,589 shares at exercise prices ranging from $2.92 per share to $12.85 per share under this provision. No additional options have been or will be issued to Mr. Zucker pursuant to this provision after May 6, 2005. The option with respect to the other 500,000 shares is subject to the 2005 Plan and is fully exercisable. The 125,000 restricted shares were issued under an agreement dated May 6, 2003, as amended. All 125,000 shares issued under this agreement have now vested and 72,918 shares remained outstanding at December 31, 2007. In accordance with Mr. Zucker’s stock option agreement, his remaining vested stock options will be cancelled three months following his April 19, 2008 termination of employment if not exercised. As of March 31, 2008, all of Mr. Zucker’s stock options are fully vested and 1,774,671 stock options remain outstanding and exercisable. In addition, Mr. Zucker forfeited 80,000 unvested performance-based restricted shares granted under the 2005 Long Term Incentive Plan as a result of his termination.

The Outstanding Equity Awards at Fiscal Year-End Table below sets forth all outstanding equity awards at December 31, 2007 for our Named Executive Officers.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards
								Equity
								Incentive		Equity
			Equity					Plan		Incentive Plan
			Incentive					Awards:		Awards:
			Plan					Number of		Market or
			Awards:			Number	Market	Unearned		Payout Value
	Number of	Number of	Number of			of Shares	Value of	Shares,		of Unearned
	Securities	Securities	Securities			or Units	Shares or	Units or		Shares, Units
	Underlying	Underlying	Underlying			of Stock	Units of	Other		or Other
	Unexercised	Unexercised	Unexercised	Option		That	Stock That	Rights That		Rights That
	Options (#)	Options (#)	Unearned	Exercise	Option	Have Not	Have Not	Have Not		Have Not
Name	Exercisable	Unexercisable	Options	Price ($)	Expiration Date	Vested (#)	Vested ($)	Vested (#)		Vested ($)(1)

David F. Zucker	225,968	—	—	2.92	5/5/2013	—	—	80,000	(3)	220,800
	1,087,857	—	—	3.57	5/5/2013	—	—	—		—
	2,692	—	—	6.27	5/5/2013	—	—	—		—
	1,669	—	—	6.53	5/5/2013	—	—	—		—
	109	—	—	6.59	5/5/2013	—	—	—		—
	472	—	—	6.70	5/5/2013	—	—	—		—
	685	—	—	7.25	5/5/2013	—	—	—		—
	399	—	—	7.38	5/5/2013	—	—	—		—
	173	—	—	7.75	5/5/2013	—	—	—		—
	54	—	—	8.10	5/5/2013	—	—	—		—
	92,661	—	—	8.12	5/5/2013	—	—	—		—
	44,816	—	—	8.30	5/5/2013	—	—	—		—
	594	—	—	8.30	5/5/2013	—	—	—		—
	310	—	—	8.61	5/5/2013	—	—	—		—
	645	—	—	8.90	5/5/2013	—	—	—		—
	2,145	—	—	9.10	5/5/2013	—	—	—		—
	78	—	—	9.11	5/5/2013	—	—	—		—
	7,956	—	—	9.21	5/5/2013	—	—	—		—
	395	—	—	9.29	5/5/2013	—	—	—		—
	32	—	—	9.36	5/5/2013	—	—	—		—
	330	—	—	9.38	5/5/2013	—	—	—		—
	27	—	—	9.39	5/5/2013	—	—	—		—
	1,067	—	—	9.42	5/5/2013	—	—	—		—
	1,971	—	—	9.49	5/5/2013	—	—	—		—
	55	—	—	9.57	5/5/2013	—	—	—		—
	124	—	—	9.59	5/5/2013	—	—	—		—
	21	—	—	9.90	5/5/2013	—	—	—		—
	336	—	—	9.91	5/5/2013	—	—	—		—
	11,312	—	—	10.00	5/5/2013	—	—	—		—
	436	—	—	10.03	5/5/2013	—	—	—		—
	11,903	—	—	10.06	5/5/2013	—	—	—		—
	922	—	—	10.13	5/5/2013	—	—	—		—
	688	—	—	10.14	5/5/2013	—	—	—		—
	2,104	—	—	10.15	5/5/2013	—	—	—		—
	370	—	—	10.19	5/5/2013	—	—	—		—
	76	—	—	10.20	5/5/2013	—	—	—		—
	10,451	—	—	10.21	5/5/2013	—	—	—		—
	15,689	—	—	10.22	5/5/2013	—	—	—		—
	6	—	—	10.26	5/5/2013	—	—	—		—
	12,349	—	—	10.36	5/5/2013	—	—	—		—
	33	—	—	10.38	5/5/2013	—	—	—		—
	69	—	—	10.39	5/5/2013	—	—	—		—
	61	—	—	10.40	5/5/2013	—	—	—		—

		Option Awards					Stock Awards
								Equity
								Incentive	Equity
			Equity					Plan	Incentive Plan
			Incentive					Awards:	Awards:
			Plan					Number of	Market or
			Awards:			Number	Market	Unearned	Payout Value
	Number of	Number of	Number of			of Shares	Value of	Shares,	of Unearned
	Securities	Securities	Securities			or Units	Shares or	Units or	Shares, Units
	Underlying	Underlying	Underlying			of Stock	Units of	Other	or Other
	Unexercised	Unexercised	Unexercised	Option		That	Stock That	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price ($)	Expiration Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)(1)

David F. Zucker	285	—	—	10.42	5/5/2013	—	—	—	—
	19	—	—	10.45	5/5/2013	—	—	—	—
	69	—	—	10.46	5/5/2013	—	—	—	—
	227	—	—	10.50	5/5/2013	—	—	—	—
	688	—	—	10.52	5/5/2013	—	—	—	—
	1,330	—	—	10.54	5/5/2013	—	—	—	—
	119	—	—	10.55	5/5/2013	—	—	—	—
	2,455	—	—	10.61	5/5/2013	—	—	—	—
	190	—	—	10.63	5/5/2013	—	—	—	—
	83	—	—	10.64	5/5/2013	—	—	—	—
	60	—	—	10.72	5/5/2013	—	—	—	—
	11,818	—	—	10.74	5/5/2013	—	—	—	—
	48	—	—	10.78	5/5/2013	—	—	—	—
	50	—	—	10.82	5/5/2013	—	—	—	—
	2,433	—	—	10.84	5/5/2013	—	—	—	—
	2,770	—	—	10.85	5/5/2013	—	—	—	—
	16,403	—	—	10.90	5/5/2013	—	—	—	—
	21	—	—	10.91	5/5/2013	—	—	—	—
	688	—	—	10.96	5/5/2013	—	—	—	—
	3,153	—	—	11.16	5/5/2013	—	—	—	—
	55	—	—	11.28	5/5/2013	—	—	—	—
	39	—	—	11.29	5/5/2013	—	—	—	—
	4,483	—	—	11.32	5/5/2013	—	—	—	—
	35,426	—	—	11.43	5/5/2013	—	—	—	—
	10,966	—	—	11.46	5/5/2013	—	—	—	—
	26	—	—	11.49	5/5/2013	—	—	—	—
	1,345	—	—	11.52	5/5/2013	—	—	—	—
	138	—	—	11.54	5/5/2013	—	—	—	—
	62,021	—	—	11.55	5/5/2013	—	—	—	—
	598	—	—	11.60	5/5/2013	—	—	—	—
	19,456	—	—	11.61	5/5/2013	—	—	—	—
	165	—	—	11.63	5/5/2013	—	—	—	—
	761	—	—	11.66	5/5/2013	—	—	—	—
	511	—	—	11.75	5/5/2013	—	—	—	—
	255	—	—	11.79	5/5/2013	—	—	—	—
	316	—	—	11.80	5/5/2013	—	—	—	—
	103	—	—	11.83	5/5/2013	—	—	—	—
	87	—	—	11.86	5/5/2013	—	—	—	—
	14	—	—	11.87	5/5/2013	—	—	—	—
	1,428	—	—	11.89	5/5/2013	—	—	—	—
	11,676	—	—	11.90	5/5/2013	—	—	—	—
	212	—	—	11.98	5/5/2013	—	—	—	—
	34	—	—	11.99	5/5/2013	—	—	—	—
	111	—	—	12.03	5/5/2013	—	—	—	—
	910	—	—	12.06	5/5/2013	—	—	—	—
	3,128	—	—	12.20	5/5/2013	—	—	—	—
	110	—	—	12.25	5/5/2013	—	—	—	—
	552	—	—	12.33	5/5/2013	—	—	—	—

		Option Awards						Stock Awards
									Equity
									Incentive		Equity
				Equity					Plan		Incentive Plan
				Incentive					Awards:		Awards:
				Plan					Number of		Market or
				Awards:			Number	Market	Unearned		Payout Value
	Number of	Number of		Number of			of Shares	Value of	Shares,		of Unearned
	Securities	Securities		Securities			or Units	Shares or	Units or		Shares, Units
	Underlying	Underlying		Underlying			of Stock	Units of	Other		or Other
	Unexercised	Unexercised		Unexercised	Option		That	Stock That	Rights That		Rights That
	Options (#)	Options (#)		Unearned	Exercise	Option	Have Not	Have Not	Have Not		Have Not
Name	Exercisable	Unexercisable		Options	Price ($)	Expiration Date	Vested (#)	Vested ($)	Vested (#)		Vested ($)(1)

David F. Zucker	948	—		—	12.40	5/5/2013	—	—	—		—
	446	—		—	12.41	5/5/2013	—	—	—		—
	374	—		—	12.45	5/5/2013	—	—	—		—
	103	—		—	12.53	5/5/2013	—	—	—		—
	1,263	—		—	12.55	5/5/2013	—	—	—		—
	2,541	—		—	12.58	5/5/2013	—	—	—		—
	663	—		—	12.59	5/5/2013	—	—	—		—
	5,934	—		—	12.61	5/5/2013	—	—	—		—
	5,678	—		—	12.63	5/5/2013	—	—	—		—
	11,695	—		—	12.65	5/5/2013	—	—	—		—
	5,948	—		—	12.70	5/5/2013	—	—	—		—
	1,133	—		—	12.85	5/5/2013	—	—	—		—
Thomas E. Powell	25,000	—		—	2.35	8/12/2013	—	—	45,000	(3)	124,200
	10,000	—		—	13.70	1/14/2012	—	—	—		—
	—	40,000	(2)	—	5.90	8/19/2017	—	—	—		—
Steven M. Allison	31,875	—		—	3.72	12/21/2013	—	—	30,000	(3)	82,800
	—	15,000	(2)	—	5.90	8/19/2017	—	—	—		—
Matthew V. Booty	50,000	—		—	9.89	6/4/2012	—	—	50,000	(3)	138,000
	50,000	—		—	2.35	8/12/2013	—	—	—		—
	1,125	—		—	6.50	10/31/2010	—	—	—		—
	—	50,000	(2)	—	5.90	8/19/2017	—	—	—		—
Martin Spiess	20,000	20,000	(4)	—	9.25	6/2/2015	—	—	35,000	(3)	96,600
	—	25,000	(2)	—	5.90	8/19/2017	—	—	—		—

(1)	Based on the closing price of our common stock on the NYSE on December 31, 2007, which was $2.76 per share.

(2)	During August 2007, the Company granted 130,000 shares of incentive stock options under the 2005 Plan to our Named Executive Officers. Up to 25% of the grant is exercisable on August 20, 2008, up to 50% of the grant is exercisable on August 20, 2009, up to 75% of the grant is exercisable on August 20, 2010 and up to 100% of the grant is exercisable on August 20, 2011.

(3)	During August 2007, the Company granted 240,000 restricted shares under the 2005 Plan to our Named Executive Officers. The restricted stock is restricted as to transfer until the date we file our Annual Report on Form 10-K for the year ending December 31, 2008 with the Securities and Exchange Commission (the “Release Date”). A precondition to the lapse of restrictions on this performance-based restricted stock is that the Company achieve profitability (i.e., having net income greater than zero) for the fiscal year ending December 31, 2008. If the Company does not achieve profitability in the fiscal year ending December 31, 2008, the restricted stock is forfeited. Furthermore, in order for the restrictions to lapse the Company must not just achieve profitability but must meet a pre-determined level of profitability. If the pre-determined level of profitability is reached the restrictions will lapse over a period of three years, such that the restrictions will have lapsed as to 100% of the shares on the third anniversary of the Release Date. Since the grant is based on the achievement of certain financial performance targets for the year ending December 31, 2008, the restricted stock also will be forfeited if we cease to be subject to the reporting obligations under the Securities Exchange Act of 1934, upon certain changes in control or upon termination of employment of the person holding such restricted stock.

(4)	Up to 50% of the grant is currently exercisable; up to 75% of the grant is exercisable on June 3, 2008 and up to 100% of the grant is exercisable on June 3, 2009.

Option Exercises and Stock Vested

The Option Exercises and Stock Vested Table below sets forth all such award activity during the year ended December 31, 2007 for our Named Executive Officers.

2007 OPTION EXERCISES and STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)

David F. Zucker	—	—	—	—
Thomas E. Powell	—	—	—	—
Steven M. Allison	10,625	38,072	—	—
Matthew V. Booty	—	—	—	—
Martin Spiess	—	—	—	—

Potential Payments Upon Termination or Change-In-Control

Post-Employment Compensation

Each of the Named Executive Officers, other than David Zucker, is an employee-at-will and as such does not have an employment agreement with us. Mr. Zucker’s employment agreement is described more fully under “Summary Compensation Table” and “Termination and Change of Control Arrangements”. We do not provide pension arrangements, post-retirement health coverage, nonqualified deferred compensation, or other post-employment benefits to our Named Executive Officers, except in connection with the termination and change of control arrangements in Mr. Zucker’s employment agreement, the change of control agreement with Mr. Powell and the termination payment to Mr. Spiess, each as described under “Termination and Change of Control Arrangements”.

Termination and Change of Control Arrangements

Mr. Zucker

Effective April 19, 2008 Mr. Zucker’s employment agreement was terminated and accordingly, the provisions of the change of control agreements described below related to Mr. Zucker, which were in effect as of December 31, 2007, are no longer applicable.

Pursuant to Mr. Zucker’s employment agreement, if the Company terminates Mr. Zucker’s employment other than for cause, death, or permanent disability, including by notifying Mr. Zucker that his employment shall end at the end of any renewal period of his employment agreement, or if Mr. Zucker resigns for good reason, then:

•	The Company shall pay Mr. Zucker, within 30 days after the date of termination, his base salary in effect at the date of termination through the date of termination, to the extent it was not already paid to Mr. Zucker; and

•	Within 30 days after the Company publicly announces its audited results for the year in which the date of termination occurs, the Company shall pay the product of:

•	The annual bonus, if any, earned by Mr. Zucker under his employment agreement as if Mr. Zucker had remained employed for the entire year; and

•	A fraction, the numerator of which is the number of days in the applicable year, through the date of termination, and the denominator of which is 365, less any payments previously made to Mr. Zucker in respect of the annual bonus; and

•	Whether or not Mr. Zucker seeks or accepts other employment, the Company shall pay to Mr. Zucker an amount equal to two times his base salary in effect on the date of termination, which shall be payable 25% on the date of termination, and an additional 25% on each of 121 days, 242 days and 365 after the date of termination.

For purposes of Mr. Zucker’s employment agreement, “cause” means:

•	conviction of a felony, or any other crime involving fraud, dishonesty or breach of trust relating to the Company or Mr. Zucker’s employment;

•	failure and refusal to follow a reasonable direction of the board of directors of the Company after notice in writing of such failure or refusal and a cure period of ten days after the notice in writing;

•	commission of any dishonest or grossly negligent act which has or is reasonably likely to have a material adverse effect on the Company or its customer or trade relationships provided that such act was not taken with the approval of the board of directors of the Company; or

•	a breach by Mr. Zucker of any material provision of his employment agreement, after the Company has provided him with notice in writing and a cure period of ten days.

A “change of control” occurs when, at any time during Mr. Zucker’s employment under his employment agreement, or within three months following the Company’s termination of Mr. Zucker without cause or the resignation of Mr. Zucker for good reason pursuant to any of the first three bullet points under “good reason”, both of the following occur:

•	individuals who constitute the board of directors at May 6, 2003 or who have been recommended for election to the board by two-thirds of the board consisting of individuals who are members of the board at May 6, 2003 or such recommended successors cease for any reason to constitute at least a majority of such board; and

•	Mr. Zucker is not offered the opportunity to continue as Chief Executive Officer after such a board change on the terms of this employment agreement.

If a change of control occurs and Mr. Zucker gives written notice to the Company within 60 days after such change of control of his election to terminate his employment under his employment agreement, the Company shall pay to Mr. Zucker within 15 days after Mr. Zucker’s delivery of such notice, as severance pay and liquidated damages, in lieu of any other rights or remedies which might otherwise be available to Mr. Zucker under his employment agreement (including any right to assert a termination for good reason), and without mitigation of any kind or amount, whether or not Mr. Zucker shall seek or accept other employment, a lump sum payment equal in amount to:

•	the sum of:

•	one year’s base annual salary currently in effect; and

•	the bonus payable to Mr. Zucker, if any, for the year immediately prior to the change of control,

•	multiplied by 2.99.

The change of control payments shall be reduced by any payments made by the Company to Mr. Zucker prior to the date of the change of control if the Company terminates Mr. Zucker’s employment other than for cause, death or permanent disability, including by notifying Mr. Zucker that his employment shall end at the expiration of any renewal period of his employment agreement, or Mr. Zucker resigns for good reason, and the Company is obligated to pay to Mr. Zucker an amount equal to two times his base salary in effect on the date of termination. In addition, all unexpired options to purchase securities of the Company or restricted securities granted to Mr. Zucker before the change of control shall, if unvested, vest fully on the date of the change of control, notwithstanding any vesting provisions of such options. Any change of control payment shall be paid in full, without discount to present value.

In addition, if any change of control payment by the Company to Mr. Zucker is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then Mr. Zucker shall be entitled to receive an additional payment in an amount such that the net amount retained by Mr. Zucker, after the calculation and deduction of any excise tax, shall be equal to the change of control payment less any federal, state and local income taxes. This additional payment shall be reduced by income or excise tax withholding payments made by the Company to any federal, state or local taxing authority with respect to the additional payment that was not deducted from compensation payable to Mr. Zucker.

“Good reason” means:

•	a breach by the Company of any material provision of Mr. Zucker’s employment agreement, after Mr. Zucker has provided the Company with notice in writing thereof and a cure period of ten days;

•	there has occurred any material diminution or reduction in Mr. Zucker’s duties, whether in scope or nature, or Mr. Zucker is required to report to anyone other than the board of directors of the Company or any committee thereof;

•	the board of directors elects an executive officer senior in rank to Mr. Zucker;

•	the Company’s principal place of business is moved more than 50 miles from 2704 West Roscoe Street, Chicago, Illinois and as a result of such move, Mr. Zucker’s commute to work is increased by more than 50 miles each way; or

•	a change of control occurs and within 60 days after the change of control Mr. Zucker notifies the Company of his election to terminate his employment.

“Permanent disability” means the absence of Mr. Zucker from his duties with the Company on a full-time basis for 120 consecutive business days, or for six months in any 12-month period during the term of the agreement, as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to Mr. Zucker or his legal representative.

Mr. Zucker’s payment and benefit levels were determined under the various circumstances that trigger payments under his employment agreement (i) in accordance with Company historical compensation practices with respect to its chief executive officers; (ii) consistent with his position as Chief Executive Officer and direct supervisor of the other Named Executive Officers; and (iii) consistent with other Chief Executive Officers within the interactive entertainment software industry in which we compete. The amounts payable under Mr. Zucker’s employment agreement directly correspond to the stated elements of the Company’s compensation program, namely salary, cash bonus and equity awards. Since the Company does not provide other types of compensation (e.g., deferred compensation or retirement benefits other than participation in the Company-sponsored 401(k) plan), the determination of amounts payable under Mr. Zucker’s employment agreement does not impact nor is it impacted by any other compensation objectives.

In accordance with Mr. Zucker’s employment agreement, he became entitled, as of April 19, 2008, to receive an amount equal to two times his base salary in effect on the date of termination of employment, which is payable 25% on the date of termination and an additional 25% on each of 121 days, 242 days and 365 days thereafter. Mr. Zucker is also eligible to receive the pro-rata portion of his annual bonus earned, if any, in the year of his termination.

Mr. Powell

On January 9, 2008, Mr. Powell announced his resignation from the Company effective February 1, 2008. Accordingly, the provisions of the change of control agreements described below related to Mr. Powell, which were in effect as of December 31, 2007, are no longer applicable.

Pursuant to the change of control agreements with Mr. Powell, if a change of control occurs:

•	within five years of February 10, 2003; and

•	within two years after the change of control a “terminating condition” occurs, then Mr. Powell would have been entitled to a severance amount equal to 24 months salary following his termination.

For purposes of the change of control agreements with Mr. Powell, a change of control occurs when individuals who constituted the Company’s board of directors at February 10, 2003, or who have been recommended for election to the board by two-thirds of the board consisting of individuals who are members of the board at February 10, 2003 or such recommended successors, cease for any reason to constitute at least a majority of such board.

Further, a “terminating condition” occurs when either:

•	the employment of Mr. Powell is terminated by the Company without cause;

•	Mr. Powell gives Midway a written resignation from his employment after, without his consent, the business facility at which he is required to perform his duties to the Company is relocated more than 50 miles from the business location at which he is performing his duties to Midway; or

•	Mr. Powell gives the Company a written resignation from his employment after, without his consent, either he is placed in a position with the Company of lesser stature than his present position with the Company or he is assigned duties with the Company inconsistent with such position or duties which, if performed, would result in a significant change in the nature or scope of powers, authority, functions or duties inherent in such position on February 10, 2003 or Mr. Powell is assigned by the Company performance requirements and working conditions which are a variance with the performance requirements and working conditions in effect on February 10, 2003, provided that such assigned duties, performance requirements and/or working conditions are not associated with his achieving a position of greater stature, authority and/or responsibility than his position with his present position with the Company.

The determination of the appropriate payment levels under the arrangements described above were made pursuant to negotiations with Mr. Powell. These arrangements were designed purely to retain the services of Mr. Powell in the event the Company pursued a business objective that would result in a change of control in order to ensure his assistance throughout such process and, as such, do not impact any other compensation objectives.

Mr. Spiess

If Midway Games Limited terminates Mr. Spiess’ employment without cause, he would be entitled to a separation payment which is more fully described below under “Potential Payments to Officers under Existing Employment or Retention Arrangements.” The payment is designed to compensate Mr. Spiess if Midway Games Limited terminates him for convenience or without cause to do so. The amount of payment was determined in accordance with the Company’s determination of what would be a customary separation payment in the industry for an individual at Mr. Spiess’ level. On April 8, 2008 Midway Games Limited agreed with Mr. Spiess that if Midway Games Limited terminates his employment without cause he will be entitled to a severance payment equal to nine (9) months’ salary following his termination (this payment would be in addition to the three (3) months’ notice of termination (or pay in lieu of notice) to which Mr. Spiess is otherwise entitled). Any such severance amount would be based upon Mr. Spiess’ base annual salary upon the date of termination and would be paid in normal payroll intervals. The April 8, 2008 agreement replaces and supersedes any and all prior and contemporaneous agreements with respect to severance payments.

Potential Payments to Officers under Existing Employment or Retention Agreements

If Mr. Zucker had been terminated on December 31, 2007 other than for cause, death, or permanent disability or if Mr. Zucker had resigned in 2007 for good reason, he would have been able to receive the payments set forth below in the column under the heading “Involuntary Not for Cause or Voluntary for Good Reason Termination”. If Mr. Zucker’s or Mr. Powell’s employment had been terminated on December 31, 2007 pursuant to a change of control each would have been eligible to receive the payments set forth in the column under the heading “Termination Following a Change in Control”. If Mr. Spiess’ employment had been terminated by Midway Games Limited on December 31, 2007, he would have been able to receive the payments set forth in the column under the heading “Termination Without Cause.”

Mr. Zucker

The following table shows the payments that David F. Zucker, Midway’s former President and Chief Executive Officer, would have received had a termination or a change of control occurred on December 31, 2007. Mr. Zucker’s employment agreement was terminated effective April 19, 2008 and Mr. Zucker is entitled to the amounts described above pursuant to the terms of his employment agreement.

	Involuntary Not for Cause
	or Voluntary For Good	Termination Following a
Type of Payment	Reason Termination	Change of Control

Salary	$1,200,000	$1,797,000
Bonus(1)	—	—
Restricted Shares(2)	—	220,800

Total	$1,200,000	$2,017,800

(1)	In accordance with Mr. Zucker’s employment agreement, which was in effect as of December 31, 2007, he was eligible to receive the pro-rata portion of the annual bonus payable to him in the fiscal year of his termination or notification that his employment agreement would be not be renewed. However, no bonus was declared or approved for Mr. Zucker for 2007. In the event of a change in control, in accordance with Mr. Zucker’s employment agreement, which was in effect as of December 31, 2007, he was also eligible to receive a sum equal to 2.99 times the bonus payable to him in the year immediately prior to change in control. However, no bonus was declared or approved for Mr. Zucker for 2007.

(2)	Represents the value of Mr. Zucker’s 80,000 unvested performance-based shares at December 31, 2007 based upon the December 31, 2007 closing price of $2.76 per share of Midway’s common stock.

Mr. Powell

The following table shows the payments that Thomas E. Powell, Midway’s former Executive Vice President — Finance, Treasurer and Chief Financial Officer, would have received had a termination following a change of control occurred on December 31, 2007.

Termination Following a
Type of Payment	Change of Control

Salary(1)	$658,516
Other	—

Total	$658,516

(1)	Represents continued payment to Mr. Powell of his base annual salary as of December 31, 2007 for a period of 24 months.

Mr. Spiess

The following table shows the continued payments of base annual salary as of December 31, 2007 for a period of 6 months that Martin Spiess, Midway Games Limited’s Executive Vice President, International, would have received had a termination without cause occurred on December 31, 2007. As described above, the payments in the event of a termination without cause have changed as of April 8, 2008 such that Mr. Spiess would be entitled to severance payments equal to nine (9) months’ salary following his termination (these payments would be in addition to the three (3) months’ notice of termination (or pay in lieu of notice) to which Mr. Spiess is otherwise entitled). Any such severance payments would be based upon Mr. Spiess’ base annual salary upon the date of termination and would be paid in normal payroll intervals.

Termination
Without
Type of Payment	Cause

Salary(1)	$179,757
Other	—

Total	$179,757

(1)	Represents continued payment to Mr. Spiess of his base annual salary as of December 31, 2007 for a period of 6 months using the GBP to USD exchange rate of 1.9973 as of December 31, 2007.

Non-Employee Director Compensation Table

The Company’s board of directors is comprised solely of non-employee directors who receive a combination of cash payment, equity-based compensation and benefits as shown in the table below for the year ended December 31, 2007.

DIRECTOR COMPENSATION

					Change in
					Pension Value
					and
				Non-Equity	Nonqualified
	Fees Earned or	Stock		Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Option Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)(1)	($)	Earnings	($)(2)	($)

William C. Bartholomay	86,371	—	21,118	—	—	—	107,489
Peter C. Brown	75,000	—	21,118	—	—	—	96,118
Joseph A. Califano, Jr.	66,750	—	21,118	—	—	—	87,868
Kenneth D. Cron(3)	665,500	—	21,119	—	—	10,250	696,869
Shari E. Redstone	318,500	—	21,118	—	—	—	339,618
Ira S. Sheinfeld(4)	50,625	—	10,462	—	—	—	61,087
Robert J. Steele	225,000	—	21,118	—	—	—	246,118
Robert N. Waxman	81,000	—	21,118	—	—	14,990	117,108

(1)	Represents the charge taken in 2007 in the Company’s financial statements in connection with 12,000 option shares awarded to each director on September 6, 2006 with a grant date fair market value of approximately $5.29 per option. Assumptions used in valuing such options are set forth in Note 11 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. These options vested one-third immediately upon grant and an additional one-third upon each of the first and second anniversaries of the grant date.

(2)	Represents payments made under our Exec-U-Care supplemental health insurance program.

(3)	Mr. Cron resigned as a director of the Company effective December 17, 2007.

(4)	Mr. Sheinfeld resigned as a director of the Company effective August 30, 2007.

During September 2006 under the 2005 Plan, the Company granted 12,000 option shares to each non-employee director (84,000 shares in total) with a grant date fair value of approximately $8.77. These options vested one-third immediately upon grant date and an additional one-third upon each of the first and second anniversaries of the grant date. As of December 31, 2007, 68,000 of these shares remained outstanding. No equity grants were made to the members of our Board of Directors in 2007.

During prior years, the Company awarded non-employee directors with 81,676 option shares under other stock option plans that now have been replaced with the 2005 Plan. As of December 31, 2007, 81,676 of these shares remain outstanding. The following table lists the grant date fair value for each of the equity awards.

Options Awarded	Grant Date	Fair Value Per Option

10,000	5/18/1998	$7.97
10,000	1/31/2000	9.16
15,000	1/15/2002	10.35
21,676	9/3/2002	4.00
25,000	9/19/2003	2.32

81,676

The Compensation Committee of the board of directors reviews the level of compensation of the Company’s non-employee directors from time to time. To determine the appropriate level of compensation for the non-employee directors, the Compensation Committee has reviewed publicly available data describing non-employee director compensation at our principal competitors.

In 2007, the Company paid a fee of $60,000 per year to each of the non-employee directors. The Company paid Mr. Cron, the Chair of the board of directors until his resignation on December 17, 2007, an additional fee of $48,000 per year, which was increased to $300,000 per year for the period June 1, 2006 through May 31, 2007. In 2006 the Board of Directors reviewed the duties of the Chair. The Board determined that the duties of the Chair were significantly more substantial than those of a director or other committee chairs and increased the fees of the Chair of the Board of Directors accordingly. Specifically, Mr. Cron served as a liaison among management of the Company, third parties, the members of the Board of Directors and committees of the Board of Directors. In addition, Mr. Cron met and consulted with management of the Company, the members of the Board of Directors and committees of the Board of Directors regarding Company business opportunities. In 2007, at the direction of the Board of Directors, Mr. Cron, along with the assistance of Mr. Steele and Ms. Redstone, reviewed various business opportunities on behalf of the Company. Mr. Cron was eligible for, and received, a $300,000 bonus payment upon completion of certain goals related to the exploration of such business opportunities. Specifically, Mr. Cron was required to identify and investigate various companies with which the Company could engage in business transactions in furtherance of the Company’s objective to achieve profitability and to propose and negotiate the terms of such transactions. No specific numerical or financial metrics relating to the goals were specified. Each of Ms. Redstone and Mr. Steele received a bonus payment of $250,000 and $150,000 respectively for the assistance they provided to Mr. Cron. The bonus payments to Messrs. Cron and Steele and Ms. Redstone on March 22, 2007 related to services performed in 2007 in furtherance of the pursuit of business opportunities on behalf of the Company.

A director who serves as the Chair of the Special Committee of Independent Directors or Nominating Committee of our board of directors receives a further fee of $2,500 per year for his or her services in that capacity, and each other member of those Committees receives an additional fee of $1,000 per year. A director who serves as the Chair of the Corporate Governance Committee of the board receives a further fee of $7,500 per year for his or her services in that capacity, and each other member of that Committee receives an additional fee of $5,000 per year. On September 5, 2007 the board of directors resolved to combine the Nominating Committee and the Corporate Governance Committee and form the Nominating and Corporate Governance Committee. Since its formation, the Chair of the Nominating and Corporate Governance Committee of the board receives a further fee of $7,500 per year for his or her services in that capacity, and each other member of that Committee receives an additional fee of $5,000 per year. The Company paid the Chair of the Compensation Committee an additional fee of $17,500 per year, reduced to $5,000 per year effective March 2008, and each other member of that Committee receives an additional fee of $1,000 per year which was increased to $5,000 per year effective March 2008. A director who serves as the Chair of the Audit Committee of the board receives a further fee of $20,000 per year for his or her services in that capacity, and each other member of that committee receives an additional fee of $15,000 per year. Each member of the NAI Transaction Committee, formed in February 2008, is entitled to a fee of $25,000, plus the reimbursement of expenses, as compensation for service on the NAI Transaction Committee. Our directors may also receive options to purchase shares of common stock under our 2005 Plan, and were each granted an option to purchase 12,000 shares of the Company’s common stock on September 6, 2006. These options vested one-third immediately upon grant and an additional one-third upon each of the first and second anniversaries of the grant date.

Our directors who are not also directors of WMS are eligible to receive reimbursement for health insurance costs under our Exec-U-Care supplemental health care insurance program. In 2007, we paid $14,990 to Robert N. Waxman under this program.

On April 25, 2008 the Board of Directors approved the following additional compensation for each of the Board members: (i) $2,000 for each Board meeting attended, and (ii) $1,000 for each committee meeting attended.

Compensation Committee Interlocks and Insider Participation

During 2007, Messrs. Bartholomay (Chair), Califano and Cron and Ms. Redstone served on our Compensation Committee. Mr. Cron served on the Compensation Committee until his resignation on December 17, 2007. Ms. Redstone served on our Compensation Committee until March 5, 2008. No member of our Compensation Committee is or was an employee or officer of Midway, and no officer, director or other person had any relationship in 2007 required to be disclosed under this heading. Mr. Bartholomay is Group Vice Chair of Willis Group Holdings, Ltd. and Vice Chair of Willis North America, Inc., insurance brokers, which we retained to provide insurance brokerage services during 2007 and propose to retain for insurance brokerage services during 2008.

PROPOSAL 2: APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We propose that the stockholders ratify the appointment by our Audit Committee of Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for the year ending December 31, 2008. We expect that representatives of Ernst & Young LLP will be present at the annual meeting and that they will be available to respond to appropriate questions submitted by stockholders at the meeting. Ernst & Young LLP will have the opportunity to make a statement at the meeting if they desire to do so.

Fees of Independent Registered Public Accounting Firm

Ernst & Young LLP served as our independent auditors for 2007 and 2006. Aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of 2007 and 2006 and for other professional services billed in 2007 and 2006, were as follows:

	Years Ended December 31,
	2007	2006

Audit Fees(1)	$887,000	$925,000
Audit-Related Fees(2)	22,000	22,000
Tax Fees	—	—
All Other Fees	—	—

Total	$909,000	$947,000

(1)	Comprised of the audit of our annual consolidated financial statements, internal control attestation services required to comply with the Sarbanes-Oxley Act, review of financial statements included in our Form 10-Qs and other services provided by the accountant in connection with statutory and regulatory filings.

(2)	Comprised of 401(k) audit procedures and various other services.

Pre-approval Policies and Procedures

Consistent with the SEC requirements regarding auditor independence, our Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by our independent auditor. Under the policy, the Audit Committee, or a designated member thereof, must pre-approve non-audit services prior to the commencement of the specified service. The approval by any member of the Audit Committee must be presented to the full Audit Committee at the next regularly scheduled Audit Committee meeting. Our independent auditors verify to our Audit Committee annually that they have not performed and will not perform any prohibited non-audit services.

Percentage of Services Approved Under S-X Rule 2-01(c)(7)(i)(C)

None.

The affirmative vote of holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on this proposal is required for ratification of the selection of our independent registered public accounting firm. Ratification by the stockholders of the appointment of our independent registered public accounting firm is not required, but the Board believes that it is desirable to submit this matter to the stockholders. If holders of a majority of our common stock present in person or by proxy did not approve the selection of Ernst & Young LLP at the meeting, the selection of the independent registered public accounting firm would be reconsidered. However, Mr. Redstone and Ms. Redstone have indicated to us that they will vote in favor of this proposal, so its passage is assured.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Midway is composed of three independent directors and operates under a written charter adopted by the Board of Directors. On February 27, 2008, Mr. Robert J. Steele concluded his service to the Audit Committee and Mr. Joseph A. Califano, Jr. was elected to the committee.

Management is responsible for Midway’s internal accounting controls, assessing the effectiveness of internal controls over financial reporting and the preparation of financial statements. Midway’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing audits of (a) Midway’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and (b) Midway’s internal control over financial reporting, and issuing audit reports thereon. The Audit Committee’s responsibility is to monitor, review and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed Midway’s audited consolidated financial statements for the year ended December 31, 2007, its internal control over financial reporting and management’s assessment thereof with both management and Midway’s independent registered public accounting firm. In addition, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”, Securities and Exchange Commission rules and other professional standards.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent registered public accounting firm their independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is consistent with maintaining auditor independence.

Based on these discussions and reviews, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in Midway’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Audit Committee of the Board of Directors:

Robert N. Waxman (Chairman)
Peter C. Brown
Joseph A. Califano, Jr.

OTHER MATTERS

Stockholder Proposals

As of the date of this proxy statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

We must receive any stockholder proposals of matters to be acted upon at our 2008 Annual Meeting of Stockholders on or before February 14, 2009 to consider including them in our proxy materials for that meeting. Further, if any stockholders wish to recommend nominations to be considered by our Nominating and Corporate Governance Committee prior to our 2009 annual meeting, such recommendations must be made following the procedures described above under “Nominating and Corporate Governance Committee Policies” and in Appendix A to this proxy statement.

In order for a stockholder proposal or nomination to be acted upon at an annual meeting, notice of stockholder proposals must be delivered to us between 60 and 90 days prior to the annual meeting (or, if no public disclosure of the date of the meeting has been made at least 70 days before the meeting, then not more than ten days after such disclosure). The notice must contain the information required under Article I, Section 13 of our By-laws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based on our review of the copies of these reports received by us, or written representations from the reporting persons that no Form 5 was required for those persons, we believe that, during 2007, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Voting Procedures

We will appoint inspectors of election to tabulate the number of shares of common stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the outcome of the vote. With respect to the tabulation of votes cast on a specific proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal. Therefore, abstentions will have the effect of a vote against each proposal, but broker non-votes will have no effect on the vote for or against each proposal. In addition, under New York Stock Exchange rules, with respect to any proposal that is a prerequisite to listing of additional or new securities, the total vote cast on the proposal must represent at least a majority of all outstanding shares of our common stock entitled to vote on the proposal. Since Mr. Redstone and his related parties control a majority of our outstanding voting shares, their vote will decide each proposal. The term “broker non-votes” commonly refers to shares held in street name for customers, where the broker does not have authority under New York Stock Exchange rules to vote on its own initiative on particular items, and the broker has not received instructions from the beneficial owners.

How to Obtain Our Annual Report on Form 10-K

We will provide without charge a copy of our Annual Report on Form 10-K for the year ended December 31, 2007, including financial statements and schedules, to each of our stockholders of record on May 19, 2008 and each beneficial owner of our common stock on that date, upon receipt of a written request mailed to our offices, 2704 West Roscoe Street, Chicago, IL 60618, Attention: Geoffrey M. Mogilner, Director — Investor Relations. In the event that exhibits to the Forms 10-K are requested, a reasonable fee will be charged for reproduction of the exhibits. Please note that you can view and print our recent Forms 10-K, including exhibits, on our website at www.investor.midway.com or at the Securities and Exchange Commission’s website at www.sec.gov. Requests from beneficial owners of common stock must set forth a good faith representation as to their ownership.

Whether or not you plan to attend the meeting in person, you are requested to mark, date, sign and return your proxy in the enclosed envelope. No postage need be affixed if mailed in the United States. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

By Order of the Board of Directors,

DEBORAH K. FULTON
Senior Vice President,
Secretary and General Counsel

Chicago, Illinois
June 13, 2008

APPENDIX A

Procedures for Stockholders Submitting Nominating Recommendations

1. Stockholders Entitled to Make Submissions.  The Nominating and Corporate Governance Committee of our Board of Directors will accept for consideration submissions from stockholders that individually or as a group have beneficial ownership of at least 3% of our common stock and have had such ownership for at least one year. Acceptance of a recommendation for consideration does not imply that the Committee will nominate the recommended candidate.

2. Manner and Address for Submission.  All stockholder nominating recommendations must be in writing, addressed to the Nominating and Corporate Governance Committee care of our corporate secretary at our principal headquarters, 2704 West Roscoe Street, Chicago, Illinois 60618. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered.

3. Information Concerning the Recommending Stockholders.  A nominating recommendation must be accompanied by the following information concerning each recommending stockholder:

•	The name and address, including telephone number, of the recommending stockholder;

•	The number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held;

•	If the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and the statement from the recommending stockholder of the length of time that the shares have been held. (Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held); and

•	A statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders.

4. Information Concerning the Proposed Nominee.  A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

•	the information required by Item 401 of SEC Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understanding regarding nomination and five year business experience of the proposed nominee, as well as information regarding certain types of legal proceedings within the past five years involving the nominee);

•	the information required by Item 403 of SEC Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of our securities); and

•	the information required by Item 404 of SEC Regulation S-K (generally providing for disclosure of transactions between us and the proposed nominee valued in excess of $120,000 and certain other types of business relationships with us).

5. Relationships Between the Proposed Nominee and the Recommending Stockholder.  The nominating recommendation must describe all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the nominee regarding the nomination.

6. Other Relationships of the Proposed Nominee.  The nominating recommendation shall describe all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with interests regarding us.

7. Qualifications of the Proposed Nominee.  The recommending stockholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the

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Nominating and Corporate Governance Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the Board and to our governance.

8. Ability to Represent All Stockholders.  The recommending stockholder must state whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of ours.

9. Consent to be interviewed by the Committee and, if nominated and elected, to serve.  The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Committee, if the Committee chooses to do so in its discretion (and the recommending stockholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of ours.

10. Timing for Submissions Regarding Nominees for Election at Annual Meetings.  A stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders must ensure that it is received by us, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. In the event that the date of the annual meeting of stockholders for the current year is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of our proxy statement for the annual meeting of stockholders for the current year.

11. Stockholder Groups.  If a recommendation is submitted by a group of two or more stockholders, the information regarding recommending stockholders must be submitted with respect to each stockholder in the group.

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MIDWAY GAMES INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     THE UNDERSIGNED, revoking all previous proxies, hereby appoints MATTHEW V. BOOTY, DEBORAH K. FULTON and RYAN G. O’DESKY, or any of them, as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of common stock of Midway Games Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 25, 2008 and at all adjournments thereof.
     The shares represented by this Proxy will be voted in accordance with the specifications made by the undersigned upon all of the following proposals, more fully described in the accompanying Proxy Statement. If no instructions are given by the undersigned, the shares represented by this Proxy will be voted “FOR” the election of the nominees for directors designated by the Board of Directors in proposal 1 and “FOR” proposal 2.

(Continued and to be signed on reverse side)

MIDWAY GAMES INC.
c/o American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, New York 11219-9821
PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.
Votes must be indicated (x) in Black or Blue ink. ☑
1.	Election of six (6) Directors.

FOR all nominees listed	WITHHOLD AUTHORITY	*EXCEPTIONS ☐

except as marked ☐	to vote for all nominees listed ☐
NOMINEES: William C. Bartholomay/ Peter C. Brown/ Joseph A. Califano, Jr./ Shari E. Redstone / Robert J. Steele/ Robert N. Waxman
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “EXCEPTIONS” box and write that nominee’s name in the space provided below.)

*EXCEPTIONS:

2.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2008.

FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
Please sign exactly as your name or names appear hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If signatory is a corporation, sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

To change your address, please mark this box: ☐

Date:

Share Owner sign here

Co-Owner sign here